UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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Dole Food Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Dole Drive

Westlake Village, California 91362

April 13, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dole Food Company, Inc., which will be held at Dole World Headquarters, One Dole Drive, Westlake Village, California at 1:00 p.m. local time on Thursday, May 24, 2012.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders at the Annual Meeting. I urge you to read the accompanying Proxy Statement thoroughly, which includes the Board of Directors’ recommendations on each proposal. The Annual Meeting also will feature a report on the operations of Dole and a discussion period at which management will respond to appropriate questions.

We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend in person, we ask that you promptly complete, sign, date and return the proxy or voting instruction card(s) mailed to you to ensure that your shares will be represented. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Sincerely yours,

David H. Murdock

Chairman of the Board

One Dole Drive

Westlake Village, California 91362

NOTICE OF 2012 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 24, 2012

To the Stockholders of Dole Food Company, Inc.

NOTICE IS HEREBY GIVEN regarding the 2012 Annual Meeting of Stockholders of Dole Food Company, Inc., as follows:

Date and Time	1:00 p.m., local time, on Thursday, May 24, 2012
Location	Dole Food Company, Inc., One Dole Drive, Westlake Village, California 91362
Items of Business	1. To elect three directors to hold office for a term of three years;
2. To ratify the appointment of Deloitte & Touche LLP as Dole’s independent registered public accounting firm for the fiscal year ending December 29, 2012;
3. To approve Dole’s 2009 Stock Incentive Plan, as amended and restated; and
4. To act upon such other business as may properly come before the Annual Meeting.
Record Date	The stockholders of record at the close of business on Friday, March 30, 2012, will be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof.
Proxy Voting

It is important that your shares of common stock be represented and voted at the Annual Meeting. You should have received either a proxy card or a voting instruction card by mail along with the Notice Regarding Internet Availability of Proxy Materials. If you hold your shares directly you should have received a proxy card. If you are not the named holder of your shares you should have received a voting instruction card. You can vote your shares by completing and returning your proxy card or voting instruction card to the Company or to your broker, as applicable. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying Proxy Statement. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

By Resolution of the Board of Directors,

C. Michael Carter

Executive Vice President, General Counsel and

Corporate Secretary

April 13, 2012

DOLE FOOD COMPANY, INC.

One Dole Drive

Westlake Village, California 91362

PROXY STATEMENT

These proxy materials are being provided in connection with the 2012 Annual Meeting of Stockholders of Dole Food Company, Inc. (“Dole” or the “Company”). This Proxy Statement and the Company’s 2011 Annual Report to Stockholders were first made available to stockholders on April 13, 2012. The Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting, along with a proxy card or voting instruction card, were first mailed to stockholders on April 13, 2012, which notice contained instructions on how to access the Company’s proxy materials, including this Proxy Statement and the Annual Report. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2012 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of stockholders. You will be voting on the following matters at the Annual Meeting:

1.  Election of three directors to hold office for a term of three years;

2.  Ratification of the appointment of Deloitte & Touche LLP as Dole’s independent registered public accounting firm for the fiscal year ending December 29, 2012;

3.  Approval of Dole’s 2009 Stock Incentive Plan, as amended and restated; and

4.  Any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.  For the election of David A. DeLorenzo, David H. Murdock and Dennis M. Weinberg as directors; and

2.  For the ratification of the appointment of Deloitte & Touche LLP as Dole’s independent registered public accounting firm for the fiscal year ending December 29, 2012; and

3.  For the approval of Dole’s 2009 Stock Incentive Plan, as amended and restated.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set March 30, 2012 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 88,946,386 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. A “quorum” is a majority of the outstanding shares of common stock as of the Record Date. Your shares are counted as present at the Annual Meeting if either you are present at the Annual Meeting and vote in person, or a proxy card or voting instruction card has been properly submitted by you or on your behalf to the Company or your broker, as applicable. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee lacks the discretionary authority to vote on certain matters and has not received a completed voting instruction card providing voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

Directors are elected by a plurality. Therefore, the three nominees that receive the most votes will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

The ratification of the selection of Deloitte & Touche LLP as Dole’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

The approval of Dole’s 2009 Stock Incentive Plan, as amended and restated, requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

David H. Murdock, the Company’s Chairman, holds through his various affiliates approximately 58.1% of the Company’s common stock. Mr. Murdock has indicated that he will vote his shares in favor of Proposal 1 for the director nominees named in this Proxy Statement, and in favor of Proposals 2 and 3. If Mr. Murdock votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements necessary to adopt the proposals set forth in this Proxy Statement.

How do I vote by proxy?

You should have received either a proxy card or a voting instruction card with the Notice Regarding Internet Availability of Proxy Materials. If you hold your shares directly you should have received a proxy card. If you are not the named holder of your shares (i.e., you hold your shares through a broker or other nominee) you should have received a voting instruction card. You can vote your shares by completing and returning your proxy card or voting instruction card to the Company or to your broker, as applicable, in the envelope provided. Please see your proxy card or voting instruction card, as applicable, for more information on how to vote.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated David H. Murdock, David A. DeLorenzo and C. Michael Carter

as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your indicated choice.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not return your voting instruction card to your broker, the broker or other nominee has the ability to vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, because of recent changes to these rules, the uncontested election of directors is no longer considered a routine matter. Therefore, brokers do not have discretion to vote on the uncontested election of directors, and also do not have discretion to vote on the approval of the Company’s 2009 Stock Incentive Plan, as amended and restated.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. If you hold your shares directly, you may revoke your proxy by giving written notice to the Corporate Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy card to the Company or by voting in person at the Annual Meeting. If you do not hold your shares in your name, you may change your vote by complying with the instructions set forth in your voting instruction card. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on May 24, 2012.

The Proxy Statement and accompanying Annual Report to Stockholders are available at: http://wfss.mobular.net/wfss/dole/

THE PROPOSALS

Proposal No. 1 — The Election of Directors

Stockholders will be asked to elect three directors to serve on the Board of Directors at the Annual Meeting. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than five nor more than 13 directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at seven.

The Company’s Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with the terms of office of the directors of each Class ending in different years. Each of Class I and Class II has two directors and Class III has three directors. The terms of directors in Classes I, II, and III end at the annual meetings in 2013, 2014, and 2012, respectively.

The Board of Directors has nominated David A. DeLorenzo, David H. Murdock and Dennis M. Weinberg for election as Class III directors for three-year terms expiring at the 2015 annual meeting. When elected, directors hold office for a three-year term and until the election and qualification of their respective successors in office or until any such director’s earlier resignation or removal.

Please see “Directors and Executive Officers — Nominees and Continuing Directors” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting and their respective business experience and other pertinent information.

Directors are elected by a plurality. Therefore, the three nominees who receive the most votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the three nominees recommended by the Board of Directors unless you choose to abstain or vote against either of the nominees. If either nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

The Board of Directors unanimously recommends that you vote FOR the election of David A. DeLorenzo, David H. Murdock and Dennis M. Weinberg as directors.

Proposal No. 2 — Ratification of the Appointment of Deloitte & Touche LLP

The Audit Committee of the Company’s Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company as of December 29, 2012, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify this selection. Deloitte & Touche LLP has audited the Company’s financial statements beginning with the fiscal year ended December 28, 2002.

The Company has been advised by Deloitte & Touche LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors and tax advisors. The Company has also been advised that representatives of Deloitte & Touche LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as Dole’s independent registered public accounting firm for the fiscal year ending December 29, 2012.

Proposal No. 3 — Approval of Dole’s 2009 Stock Incentive Plan, as Amended and Restated

Overview

Dole’s 2009 Stock Incentive Plan (the “Plan”) provides for the grant of equity- and cash-based incentive awards to employees, officers, non-employee directors and other service providers of Dole and its subsidiaries. The Plan was originally adopted by the Board of Directors and approved by the Company’s stockholders by written consent as of October 8, 2009, with an initial 6,000,000 shares authorized for equity incentive awards issued thereunder. That authorization provided the Company with three-years worth of equity incentive awards, including awards made in connection with the Company’s 2009 initial public offering. Currently, there are a total of 168,233 authorized shares remaining available for issuance under the Plan. On February 23, 2012, the Board of Directors adopted an amendment and restatement of the Plan, which will become effective upon approval by the stockholders at the Annual Meeting. Additionally, in order to allow for the grant of awards under the Plan that are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the Company is asking stockholders to approve the material terms of the performance goals under the Plan as described in more detail below; however, there can be no guarantee that awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). Approval of this proposal will constitute approval of the Plan itself and approval of the performance goals thereunder for purposes of Section 162(m).

Summary of Changes to the Plan

The following is a list of the most significant changes in the Plan, as amended and restated, as compared to the Plan as currently in effect:

•

Provides for a 7,000,000 share increase in the number of shares authorized for equity incentive awards issued under the Plan, which authorization is anticipated to provide the Company with equity incentive awards for three to four years, based on historic grant levels;

•

Incorporates provisions required under Section 162(m) of the Code (“Section 162 (m) provisions”) to enable the Company to grant awards intended to qualify as tax-deductible “performance-based compensation” under Section 162(m) of the Code, including limits on the number of awards that can be granted in any one year to any one participant and a list of performance criteria that may be used in connection with awards (other than options or stock appreciation rights) intended to qualify as tax-deductible “performance-based compensation” under Section 162(m) of the Code.

•

In connection with the Section 162 (m) provisions, further delineates the types of awards that may be granted under the Plan to include deferred stock units, performance shares, performance units, other stock-based awards and other cash-based awards, in addition to stock option, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses; and

•	Incorporates certain other ministerial changes intended to ease plan administration and/or promote best practices

Why You Should Vote to Approve the Plan, as Amended and Restated

Attracting and Recruiting Talent. The Company believes future success depends on its ability to recruit, retain, reward and motivate employees, non-employee directors and other service providers, and to align their interests with the Company’s stockholders. The approval of the Plan, as amended and restated, is critical to achieving this success. The Company would be at a severe competitive disadvantage if it could not use stock-based awards to recruit and compensate employees, non-employee directors or other service providers.

Aligning the Company’s Interests With the Stockholders. The use of Company stock as part of its compensation program is also important to the Company’s continued success in that it fosters a pay-for-performance culture, which the Company has stated is an important element of its overall compensation package. The Company believes that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on the Company’s stock performance. Equity compensation also aligns the goals and objectives of the Company’s employees with the interests of its stockholders and promotes a focus on long-term value creation because its equity compensation awards are subject to vesting and/or performance criteria.

Avoiding Changes in Compensation Programs. Equity compensation is an essential component of our compensation program. If we did not have the flexibility to use the stock-based awards made available by the Plan, as amended and restated, the Company would be compelled to increase significantly the cash component of its employee compensation, which may not necessarily align employee interests with those of stockholders as well as the stock-based awards. Replacing equity awards with cash will also increase cash compensation expense and use cash that would otherwise be reinvested in the Company’s businesses or used to pay down debt. The Company is requesting approval of the Plan, as amended and restated, to avoid having to make changes to its compensation program that are inconsistent with the Company’s overall compensation philosophy.

Section 162(m) of the Code

The Board believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers are eligible to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan, as amended and restated, is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap; however, there can be no guarantee that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for a company to be able to deduct compensation in excess of $1,000,000 paid in any one year to that company’s chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the awards under which compensation may be paid be disclosed to and approved by the company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms of such awards include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the award. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and approval of the Plan, as amended and restated, itself will constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the Plan are qualified in their entirety by reference to the full text of the Company’s 2009 Stock Incentive Plan, as amended and restated, which is set forth in Appendix A to this Proxy Statement.

Administration

The Plan is administered by the Corporate Compensation and Benefits Committee of the Board (the “Committee”), or, in the absence of the Committee, the Board itself. Subject to the express provisions of the Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority to one or more officers of the Company. In addition, the Committee may delegate any or all aspects of day-to-day administration of the Plan to one or more officers or employees of the Company, and/or to one or more agents.

Participants

Any person who is a current or prospective officer or employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors and certain other service providers will be eligible for grants under the Plan. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Seventy seven employees, and five non-employee directors, currently participate in the Plan.

Shares Subject to the Plan and to Awards

As of March 30, 2012, 3,718,501 shares were subject to outstanding awards of stock options with a weighted-average exercise price of $10.41; 1,366,945 shares were subject to outstanding and unvested awards of restricted stock and restricted stock units; 411,502 shares were subject to outstanding and unvested awards of performances shares (at target); 307,730 shares that previously were subject to restricted stock awards, but that, as of March 30, 2012, had vested and are unrestricted and outstanding shares, and 168,233 shares were available for issuance under future awards (which figure does not take into account the additional 7,000,000 shares that would be authorized for issuance under the Plan, as amended and restated).

The shares authorized for issuance under the Plan may be either authorized but unissued shares or shares reacquired by the Company, including those acquired on the open market. The aggregate number of shares issued under the Plan at any time may only equal the number of shares actually issued upon exercise or settlement of an award. The aggregate number of shares available for grant under the Plan at any time will not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award will be available for awards under the Plan.

Under the Plan, as amended and restated, during any calendar year with respect to any one participant, the aggregate number of shares or dollar amounts may not exceed: 750,000 shares for options granted; 750,000 shares subject to stock appreciation rights; 250,000 shares subject to restricted stock or restricted stock unit awards; 250,000 shares subject to deferred stock unit awards; greater of 500,000 shares or the value (determined as of the date of vesting or payout, as applicable) of 500,000 shares subject to awards of performance shares or performance units; $5,000,000 awarded or credited with respect to an incentive bonus awards; the greater of $5,000,000 or the value of 250,000 shares awarded or credited with respect to any cash-based awards, determined as of the date of vesting or payout, as applicable; and 250,000 shares subject to any other stock-based awards.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). ISOs may only be granted to employees. An option granted under the Plan will not be considered an ISO to the extent that it, together with any other incentive stock options granted under the Plan or any other incentive stock option plans, are exercisable for the first time by any participant during any calendar year with respect to shares having an aggregate fair market value in excess of $100,000 as of the time the option with respect to such shares is granted. Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of an option is above the fair market value of a share, the Company shall not, without stockholder approval, reduce the exercise price of such option.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, the Company shall not, without stockholder approval, reduce the exercise price of such stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the administrator.

Deferred Stock Units

Deferred stock units may be granted to eligible participants as determined by the administrator without regard to any election by the participant to defer receipt of any compensation or bonus amount payable to him. In addition, on fixed dates established by the administrator and subject to such terms and conditions as determined by the administrator, a participant may elect to defer receipt of all or a portion of his or her annual compensation, annual incentive bonus and/or long-term incentive compensation (other than options or stock appreciation rights) and receive in lieu thereof an award of elective deferred stock units. The administrator will determine whether and to what extent dividend equivalents will be credited to the account of, or paid currently to, a participant receiving an award of deferred stock units. Unless provided otherwise by the administrator, awards granted by the administrator not at the election of a participant will be subject to a restriction period that will lapse based on the performance of a minimum period of service or the occurrence of any events, including a change in control, as the administrator may determine. Awards of deferred stock units granted at the election of a participant in respect of deferrals of other compensation earned by the participant will not be subject to any restriction period and will be non-forfeitable at all times.

Performance Shares and Performance Units

Performance shares and performance units will confer upon the participant the opportunity to receive shares or cash upon the attainment of performance and/or satisfaction of other terms and conditions determined by the administrator. Performance shares and performance units will be earned based on the achievement or satisfaction of the corresponding performance goals and/or other terms and conditions.

Incentive Bonuses

Incentive bonuses will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the administrator. Payment of the amount due under an incentive bonus may be made in cash or shares as determined by the administrator.

Cash-Based Awards and Other Stock-Based Awards

Subject to the terms and provisions of the Plan, the administrator may grant cash-based awards in amounts and subject to such terms as set forth by the administrator. The administrator may also grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan in amounts and subject to terms and conditions as determined by the administrator.

Deferral of Gains

Subject to the terms of the Plan, the administrator may provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued, or the amount paid, under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

For purposes of the Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) revenues or sales; (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense or expense reduction targets; (xiii) debt or debt reduction targets; (xiv) ratio of debt to a measure of earnings or cash flow; (xv) interest coverage ratio; (xvi) operating efficiency; (xvii) market share; (xviii) customer satisfaction; (xix) working capital targets and change in working capital; (xx) enterprise value or market capitalization targets or growth targets; and (xxi) economic value added (net operating profit after tax minus the product of capital times the weighted average cost of capital).

To the extent consistent with Section 162(m) of the Code, the administrator may provide in an award intended to qualify as performance-based compensation that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items as described in FASB ASC Topic 225, Income Statement, Subtopic 20, Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

Amendment and Termination

The Board may amend, alter or discontinue the Plan and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan but, except in connection with a change in the Company’s capitalization, no such amendment will, without stockholder approval: (i) increase the maximum number of shares that may be issued under the Plan, (ii) reduce the price at which options may be granted, (iii) change the class of participants eligible to receive awards under the Plan, or (iv) otherwise amend the Plan in any manner that requires stockholder approval by law or under applicable stock exchange listing requirements.

No amendment or alteration to the Plan or to an award may be made, without a participant’s consent, that would adversely affect any rights or obligations with respect to any awards granted to such participant prior to the date of such amendment or alteration, except to the extent that the administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law, rules and regulations or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Adjustments

The number and kind of shares available for issuance under the Plan (including under any awards then outstanding), the number and kind of shares subject to the individual limits set forth in the Plan (and described above), and the terms of any outstanding award will be equitably adjusted by the administrator as it determines appropriate to reflect any stock split or a combination or consolidation of shares, or any dividend or other distribution (other than regular, quarterly and other periodic cash dividends). In the event: (1) the shares will be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company; or (2) any other corporate transaction or event affects the Company’s shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, in either case (1) or case (2), the authorization limits under the Plan will be adjusted proportionately, and an equitable adjustment will be made to each share subject to an award such that no dilution or enlargement of the benefits or potential benefits occurs.

Unless otherwise expressly provided in an award agreement or another contract, in the case of a change in control in which the acquiring or surviving company in the transaction assumes and maintains awards under the Plan, if a participant incurs a termination by the acquiring or surviving company without cause or by the participant for good reason within 24 months after such change in control, then awards held by the participant at the time of termination will be treated as follows: (i) in the case of an option or stock appreciation right, the award shall become fully vested and the participant shall have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (ii) in the case of an incentive bonus, the participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the administrator, (iii) in the case of restricted stock, restricted stock units, deferred stock units or other stock-based awards, the award shall become fully vested and shall be settled in full, and (iv) in the case of performance shares or performance units,

(A) for which any performance period is in progress, the performance period shall end immediately prior to such termination, (B) all participants granted and then holding such awards will be deemed to have earned an amount equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the administrator.

Unless otherwise expressly provided in an award agreement or another contract, in the case of a change in control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards, all awards will be treated as follows effective immediately prior to such change in control: (i) in the case of an option or stock appreciation right, the award shall become fully vested and the participant shall have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (ii) in the case of an incentive bonus, the participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the administrator, (iii) in the case of restricted stock, restricted stock units, deferred stock units or other stock-based awards, the award shall become fully vested and shall be settled in full, and (iv) in the case of performance shares or performance units, (A) for which any performance period is in progress, the performance period shall end immediately prior to the change of control, (B) all participants granted and then holding such awards will be deemed to have earned an amount equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the administrator.

Transferability

Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or testament or the laws of descent and distribution.

Effective Date and Termination of the Plan

The Plan, as amended and restated, was adopted by the Board on February 23, 2012 and will become effective upon its approval by the Company’s stockholders. No awards may be made under the Plan after the tenth (10th) anniversary of the date on which the Plan, as amended and restated, becomes effective or such earlier date as the Board may determine.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards, Cash-Based Awards and Incentive Bonuses

Grantees of restricted stock, restricted stock units, deferred stock units, performance shares, performance units, other stock-based awards, cash-based awards and incentive bonuses do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares, units or cash received at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Company Deduction and Section 162(m)

Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Plan is designed to permit the grant of options and stock appreciation rights, and certain awards of restricted shares, restricted share units, performance shares and cash-based awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

New Plan Benefits.

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the administrator, and the administrator has not determined future awards or who might receive them. Information about awards granted in fiscal year 2011 under the Plan to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards” on page 38 of this proxy statement.

As of April 5, 2012, the closing price of a share of the Company’s common stock was $9.75.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR Dole’s 2009 Stock Incentive Plan, as amended and restated.

DIRECTORS AND EXECUTIVE OFFICERS

Nominees and Continuing Directors

The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as background information relating to each individual’s business experience, qualifications, attributes and skills and why the Board of Directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the Board of Directors, all as of April 6, 2012. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Nominees

Name and Experience	Class	Director Since

David A. DeLorenzo, President and Chief Executive Officer and Director. Mr. DeLorenzo, 65, rejoined Dole, as its President and Chief Executive Officer in June 2007. Mr. DeLorenzo originally joined Dole in 1970. He was President of Dole Fresh Fruit Company from September 1986 to June 1992, President of Dole from July 1990 to March 1996, President of Dole Food Company-International from September 1993 to March 1996, President and Chief Operating Officer of Dole from March 1996 to February 2001, and Vice Chairman of Dole from February 2001 through December 2001, at which time Mr. DeLorenzo became a consultant for Dole under contract for the period from January 2002 through January 2007. From 2006 to 2007, Mr. DeLorenzo served as Non-Executive Chairman of the Board of Versacold Inc. (formerly listed on the Toronto Stock Exchange: ICE_u.TO). Mr. DeLorenzo serves on the Executive Committee of Dole’s Board of Directors.

	III	1991

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. DeLorenzo’s vast and diverse history with the Company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of the Company’s day to day operations. Mr. DeLorenzo also provides great insight as to how the Company grew into the organization that it is today. His institutional knowledge is an invaluable asset to the Board in effecting its oversight of the Company and its path into the future. Mr. DeLorenzo’s presence on the Board also allows for a seamless flow of information and ideas between the Board and management.

Name and Experience	Class	Director Since

David H. Murdock, Chairman of the Board and Director. Mr. Murdock, 88, joined Dole as Chairman of the Board and Chief Executive Officer in July 1985, and continued as Dole’s Chief Executive Officer until June 2007. Mr. Murdock was also Dole’s President from February 2004 to July 2004. He has been Chairman of the Board, Chief Executive Officer and Director of Castle & Cooke, Inc., a Hawaii corporation, since October 1995 (Mr. Murdock has beneficially owned all of the capital stock of Castle & Cooke, Inc. since September 2000). Since June 1982, he has been Chairman of the Board and Chief Executive Officer of Flexi-Van Leasing, Inc., a Delaware corporation wholly owned by Mr. Murdock. Mr. Murdock also is the owner/developer of numerous real estate developments and is the owner of Castle & Cooke Mortgage Company, a Delaware corporation. Mr. Murdock also is the sole stockholder of numerous corporations engaged in a variety of business ventures and in the manufacture of industrial and building products. Mr. Murdock is Chairman of the Executive Committee of Dole’s Board of Directors. Mr. Murdock is the father of Justin M. Murdock, who is a Director and also served as the Company’s Vice President, New Products and Corporate Development until January 28, 2011.

	III	1985

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Murdock’s presence on the Board has been vital to the Company’s growth and success over the past 27 years. Mr. Murdock’s passion for healthy living has given the Company direction and focus through his leadership. Mr. Murdock’s vast experiences and successes in the business world are also an invaluable asset to the Board as it evaluates not only the Company’s present circumstances, but the direction it will head in the future.

Dennis M. Weinberg, Director. Mr. Weinberg, 59, was one of the founding Directors for WellPoint, Inc. (NYSE:WLP), a health benefits company. From February 2002 to May 2006, Mr. Weinberg served as President and Chief Executive Officer of ARCUS Enterprises, a WellPoint business development company. Mr. Weinberg served for nearly 20 years in a variety of CEO, Group President, and Executive Vice President positions with WellPoint and its various affiliates. Prior to WellPoint, Mr. Weinberg held a variety of business consulting positions with the accounting firm of Touche Ross & Co. (currently Deloitte & Touche LLP) in Chicago. Before that, he was General Manager for the CTX Products Division of Pet, Inc., which division designed and manufactured commercial computerized processing equipment. At that time, Pet, Inc. was owned by I.C. Industries, Inc. Mr. Weinberg is Chairman and General Member of the development companies of FRW1, LLC, KNIC, LLC and SkyView Development, LLC. Mr. Weinberg has served as a Director and Chairman of the Audit Committee of Salem Communications Corporation (NASDAQ:SALM) since 2005, and is also a Director for private equity (non-publicly traded) companies Applied Merchant Systems, Inc., and Renal Ventures Management, LLC, each since early 2011. Mr. Weinberg served as a Director and Audit Committee Chairman of Health Management, Inc. (NASDAQ:HMI) from 1995 to 1997. He is the co-founder of Cornerstone Network Associates and Life Skills for American Families, and was a Director of The Health Insurance Association of America, The CEO Forum, Pepperdine University Center for the Family, National Coalition for the Protection of Families and Children, and a number of other non-profit organizations. Mr. Weinberg is Chairman of the Audit Committee of Dole’s Board of Directors, and he also serves on its Nominating and Corporate Governance Committee.

	III	2009

Name and Experience	Class	Director Since

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Weinberg’s wide array of experiences in the business world give the Board a unique perspective on not only its business, but the broader economy as well. Mr. Weinberg’s collective experiences as an executive of other companies allow him to better appreciate the day-to-day issues management faces, thereby allowing for better communications between the Board and management. Mr. Weinberg’s experience is also significant to the Board in understanding today’s complex and ever-changing accounting rules and regulations. It is very important to the Company to have an Audit Committee chair with substantial experience on other public company audit committees. Mr. Weinberg also has experience as a public company director.

Continuing Directors

Name and Experience	Class	Director Since

Andrew J. Conrad, Director. Mr. Conrad, 48, was a co-founder of the National Genetics Institute, a provider of advanced genetics testing services for blood screening, medical testing and clinical research, and has been its Chief Scientific Officer since 1992. The National Genetics Institute is now a subsidiary of Laboratory Corporation of America Holdings (NYSE: LH), where Mr. Conrad is Executive Vice President, Chief Scientific Officer. Mr. Conrad is Chairman of the Corporate Compensation and Benefits Committee of Dole’s Board of Directors, and he also serves on its Audit Committee and its Nominating and Corporate Governance Committee.

	I	2003

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Conrad’s scientific background (he received his Ph.D. in Cell Biology and has more than 85 publications in scientific and medical journals) makes him an invaluable member of the Board of Directors, as Mr. Conrad is the only member of the Board with a technical scientific background. Science is a significant consideration in the Company’s business, not only in the initial stages of growing product and ensuring its freshness from packaging to purchase by the end user, but also in the Company’s focus on consumer health and well-being. Mr. Conrad provides great insight to the Board on these and other scientific matters. Mr. Conrad has served as a director of the Company for more than seven years.

Justin M. Murdock, Director. Mr. Justin M. Murdock, 39, has been Senior Vice President of Investments of Castle & Cooke, Inc., which is wholly owned by David H. Murdock, since 2004, and prior to that its Vice President of Investments since 2001; and previously, from 1999, Vice President of Mergers and Acquisitions of Pacific Holding Company, a sole proprietorship of David H. Murdock. Mr. Justin M. Murdock is also Chairman of the Board and CEO of NovaRx, a privately held clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of novel cell-based therapeutic vaccines for the treatment of cancer, a position he has held since October 2006. He served on the Audit Committee of Dole’s Board of Directors until his planned departure on October 13, 2010, owing to the necessity of having a wholly-independent Audit Committee by the first anniversary of Dole’s initial public offering. He served as Dole’s Vice President, New Products and Corporate Development from November 2004 to January 28, 2011, but stepped down to devote his full time and energies to his duties as CEO of NovaRx. Justin M. Murdock is the son of David H. Murdock, Dole’s Chairman of the Board.

	I	2003

Name and Experience	Class	Director Since

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Justin M. Murdock’s past experience and insight as the Company’s Vice President, New Products and Corporate Development contribute greatly to the Board’s knowledge of the Company’s customers and consumers as well as its product development and marketing activities. His investment expertise developed through his positions with Castle & Cooke, Inc. also provides the Board with insight into matters of global finance. As the youngest member of the Board, his input also gives the Board a greater understanding of the Company’s younger consumers.

Elaine L. Chao, Director. Ms. Chao, 59, was the nation’s 24th Secretary of Labor from 2001 to 2009, and the first Asian Pacific American woman in our country’s history to be appointed to the President’s cabinet. From 1996 to 2001, and presently, Ms. Chao was and is a Distinguished Fellow at the Heritage Foundation, an educational and research organization based in Washington, D.C. From 1992 to 1996, she was President and Chief Executive Officer of United Way of America where she restored public trust and confidence to an organization tarnished by scandal. From 1991 to 1992, she served as Director of the Peace Corps. From 1989 to 1991, she was the Deputy Secretary of Transportation, the second in charge of a department with a budget of $30 billion and workforce of 110,000. Prior to that, she worked as Vice President of syndications at BankAmerica Capital Markets Group and Citicorp. Ms. Chao serves as a director of Wells Fargo & Company (NYSE: WFC) and of Protective Life Corporation (NYSE: PL), both since 2011. Ms. Chao previously served on the Board of Directors of Dole from 1993 to 2001. She previously served on the Boards of Northwest Airlines, National Association of Security Dealers, Raymond James Financial, and C.R. Bard. Ms. Chao is Chairman of the Nominating and Corporate Governance Committee of Dole’s Board of Directors, and she also serves on its Corporate Compensation and Benefits Committee.

	II	2009

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Chao’s vast experience as the leader of many large scale organizations allows her to provide great insight into the effectiveness of a company such as Dole with operations around the world. Ms. Chao also brings a very diverse background to the Board. Not only has she held leadership positions in the finance industry, but she has also achieved great success as a leader in both the public service and charitable sectors. Ms. Chao’s experience as Secretary of Labor also gives the Board an important perspective on workforce issues, an invaluable asset for a company with approximately 34,500 full-time permanent employees and 36,600 full-time seasonal or temporary employees worldwide. Because the Company has frequent interactions with governments, on both the local and national level, having a director with such high-level, extensive experience in government gives the Board unique insight on these matters that it would not otherwise have. Ms. Chao also has experience as a public company director.

Name and Experience	Class	Director Since

Sherry Lansing, Director. Ms. Lansing, 67, is the Founder and Chair of the Sherry Lansing Foundation, a philanthropic organization focusing on cancer research, health and education. From 1992 to 2005, she was the Chair of the Motion Picture Group of Paramount Pictures where she oversaw the release of more than 200 films, including Academy Award® winners Forrest Gump, Braveheart and Titanic. From 1984 to 1990, she operated her own production company, Lansing Productions, and co-founded Jaffe/Lansing Productions. In 1980, she became the film industry’s first woman to oversee all aspects of a studio’s motion picture production when she was appointed President of Production at 20th Century Fox. Ms. Lansing has served as a director of Qualcomm Incorporated (NASDAQ: QCOM) since 2006, and RealD (NYSE: RLD) since 2010. She holds additional trustee, chair and advisory positions with the Friends of Cancer Research, the American Association of Cancer Research, the Carter Center and Stop Cancer, a non-profit philanthropic group she founded in partnership with Dr. Armand Hammer. Ms. Lansing is also Vice Chair of the University of California Regents and serves as the Chair of the University Health Services Committee. She has earned the Woodrow Wilson Award for Corporate Citizenship, the Distinguished Community Service Award from Brandeis University, the Alfred P. Sloan, Jr. Memorial Award, the Horatio Alger Humanitarian Award and an honorary doctorate in fine arts from the American Film Institute. Ms. Lansing serves on the Audit Committee and the Corporate Compensation and Benefits Committee of Dole’s Board of Directors.

	II	2009

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Lansing’s success as an entrepreneur, as well as her vast experience as a leader in Hollywood and in the philanthropic community, give her a unique perspective as to how large organizations work. Ms. Lansing’s experiences in such a fast-paced business are key to helping the Board react to changing trends and consumer preferences in today’s market. Through her charitable work, Ms. Lansing has also shown a great interest in health and nutrition, issues that are crucial to the Company’s goals and mission. Ms. Lansing’s commitment to volunteer work mirrors the Company’s commitment to the communities in which it operates. Ms. Lansing also has experience as a public company director.

Executive Officers

Set forth below are the names and ages of the executive officers of the Company who do not also serve as directors, as well as background information relating to each individual’s business experience, all as of April 6, 2012.

C. Michael Carter, Executive Vice President, General Counsel and Corporate Secretary. Mr. Carter, 68, became Dole’s Senior Vice President, General Counsel and Corporate Secretary in July 2003, Executive Vice President, General Counsel and Corporate Secretary in July 2004, and a director of Dole in April 2003. Mr. Carter joined Dole in October 2000 as Vice President, General Counsel and Corporate Secretary. Prior to his employment by Dole, Mr. Carter had served as Executive Vice President, General Counsel and Corporate Secretary of Pinkerton’s, Inc. Prior to Pinkerton’s, Mr. Carter held positions at Concurrent Computer Corporation, RJR Nabisco, Inc., The Singer Company and the law firm of Winthrop, Stimson, Putnam and Roberts (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Carter resigned as a director of Dole upon the listing of the Company’s common stock on the New York Stock Exchange in October 2009.

Joseph S. Tesoriero, Executive Vice President and Chief Financial Officer. Mr. Tesoriero, 58, became Dole’s Vice President and Chief Financial Officer in July 2004 and Executive Vice President and Chief Financial Officer in February 2010. Mr. Tesoriero joined Dole as Vice President of Taxes in October 2002. Prior to his employment by Dole, Mr. Tesoriero was Senior Vice President of Tax at Global Crossing, Ltd. Mr. Tesoriero also held tax positions at The Coleman Company, Inc., Revlon, Inc. and International Business Machines Corp.

THE BOARD OF DIRECTORS

Director Independence

As part of its Corporate Governance Guidelines, the Board of Directors has adopted Director Independence Standards, which are attached to the Company’s Corporate Governance Guidelines as Attachment A and are available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors” and “Corporate Governance.” The Board of Directors has affirmatively determined that each of Mses. Chao and Lansing and Messrs. Conrad and Weinberg is independent as defined in accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and the Company’s Independence Standards. To be considered “independent,” a director must be determined by the Board of Directors to have no relevant material relationship with the Company, other than as a director of the Company. In making its determination concerning the absence of a material relationship, the Board of Directors adheres to the test for independence included in the NYSE listing standards.

Leadership Structure

Generally

The leadership structure of the Board of Directors is centered around the concept of an appropriate balance between management and the Board of Directors. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the executive officer positions of Chairman of the Board and CEO are separate. The Board believes that this separation is presently appropriate as it allows the CEO to focus on leading the Company while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues.

Regularly scheduled executive sessions of the directors are held without those directors who are also executive officers of the Company. These directors designate one of their number to preside at each session, although it need not be the same director at each session. Meetings of these directors encourage open discussion. Having a designated presiding director for each meeting helps focus these meetings and provides a channel for communicating the results of the meetings to the full Board. In addition, at least once each year, the independent directors should have a scheduled executive session without the other directors present.

Risk Oversight

The Board oversees the risk-reward balance in exercising its ultimate responsibility for risk oversight in the Company’s risk governance structure. The Board exercises this ultimate responsibility by overseeing risk directly and through Board committees.

The Nominating and Corporate Governance Committee has responsibility (1) to act as the steward for, and to review and assess, the Company’s risk review process, which seeks to ensure that the Board in overseeing the risk-reward balance continues to be apprised of current risks in exercising its ultimate responsibility for risk oversight; and (2) to oversee, and to report to the Board with respect to the Committee’s assessment of, risks relating to the Company’s (i) corporate responsibility and (ii) governance structure and processes.

The Audit Committee has responsibility to oversee, and to report to the Board with respect to the Committee’s assessment of, major financial risk exposures, including: (1) risks to the achievement of the Company’s strategic and tactical objectives and its financial plans; (2) risks to management effectiveness; (3) risks to the Company’s reputation or legal position; and (4) risks to the Company’s financial condition, results of operations or cash flows. The Audit Committee charter specifically requires that the Committee review and discuss with senior corporate management the Committee’s oversight responsibility for major financial risk exposure and with legal counsel any significant litigation or other legal matters affecting the Company.

The Corporate Compensation and Benefits Committee has responsibility to oversee, and to report to the Board with respect to the Committee’s assessment of, risks relating to compensation matters.

Meetings of the Board of Directors

The Board of Directors held six meetings during fiscal year 2011. Each director attended at least 75% of all board and applicable committee meetings in fiscal year 2011.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Corporate Compensation and Benefits Committee, Nominating and Corporate Governance Committee, and Executive Committee.

Audit Committee

The Audit Committee, among other things: is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm; reviews the results and scope of the audit, audit-related and other services provided by the independent registered public accounting firm; monitors and reviews the integrity of the processes and systems relative to financial information used by the Board or disseminated to stockholders, the financial community and regulatory authorities; and reviews the internal accounting procedures and controls with the Company’s financial and accounting staff, and receives reports from the independent registered public accounting firm and management regarding, and reviews and discusses the adequacy and effectiveness of, the Company’s internal control over financial reporting, including any significant deficiencies or material weaknesses. Responsibilities of the Committee also include overseeing major financial risk exposures, including risks to the achievement of the Company’s strategic and tactical objectives and its financial plans, risks to management effectiveness, risks to the Company’s reputation or legal position, and risks to the Company’s financial condition, results of operations or cash flows. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below. The Audit Committee held seven meetings during fiscal year 2011.

The Audit Committee currently consists of Messrs. Conrad and Weinberg and Ms. Lansing. Mr. Weinberg is Chairman of the Committee. The Board of Directors has affirmatively determined that each member of the Committee is independent under the listing standards of the NYSE, applicable SEC rules and the Company’s Independence Standards. .

The Board of Directors has also determined that each member of the Committee is “financially literate” as required by the listing standards of the NYSE, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, the Board of Directors has determined that Mr. Weinberg qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC based on Mr. Weinberg’s qualifications and business experience, as briefly described in “Directors and Executive Officers — Nominees and Continuing Directors” above.

Corporate Compensation and Benefits Committee

The Corporate Compensation and Benefits Committee, among other things: reviews the Company’s overall compensation philosophy, structure, policies and programs; reviews and approves the total compensation for executive officers and other senior executives; administers the Company’s equity- and cash-based compensation plans; and makes recommendations to the Board with respect to any amendment or alteration to the Company’s equity- and cash-based compensation plans that are subject to Board approval. Such oversight includes decisions regarding executive management salaries, incentive compensation, long-term compensation plans and equity plans for directors and employees. Responsibilities of the Committee also include overseeing risks relating to compensation matters. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below. The Corporate Compensation and Benefits Committee held five meetings during fiscal year 2011.

The Corporate Compensation and Benefits Committee currently consists of Mses. Chao and Lansing and Mr. Conrad. Mr. Conrad is Chairman of the Committee. The Board of Directors has affirmatively determined that each member of the Committee is independent under the listing standards of the NYSE and the Company’s Independence Standards.

Role of Compensation Consultants.    As discussed in “Compensation Discussion and Analysis — Corporate Compensation and Benefits Committee” below, during fiscal year 2011, Exequity, LLP, a nationally recognized independent provider of executive compensation advisory services with no legal or financial connection to any other service provider, was retained. Exequity and its affiliates do not perform any work for the Company outside of Exequity’s role as consultant to the Committee. In 2011, Exequity supported the Committee by providing competitive data on compensation and relative performance of peer group companies (which information allows the Committee to make informed decisions with the benefit of understanding the factors shaping the external marketplace for executive compensation); recommending pay programs; making presentations on regulatory and legislative matters affecting executive compensation; providing opinions on the reasonableness of compensation; and consulting on other matters as requested.

Compensation Committee Interlocks and Insider Participation.    During fiscal year 2011, no member of the Corporate Compensation and Benefits Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. Other than with respect to certain of Mr. David H. Murdock’s privately-held companies of which Mr. Justin M. Murdock is an executive officer, none of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Company’s Board of Directors or on its Corporate Compensation and Benefits Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things: developing and recommending to the Board criteria for identifying and evaluating director candidates; identifying, reviewing the qualifications of, and recruiting candidates for election to the Board; making recommendations to the Board concerning the structure, composition and functions of the Board and its committees; and developing and reviewing the Company’s governance principles. The Committee is also responsible for establishing procedures for the consideration of Board candidates recommended by stockholders, including potential nominees for election, as described in “Director Nomination Process” below. Responsibilities of the Committee also include overseeing risks regarding the Company’s corporate responsibility and the Company’s governance structure and processes; and, in the Company’s risk governance structure, acting as the steward for the Company’s risk review process, which seeks to ensure that the Board in overseeing the risk-reward balance continues to be apprised of current risks in exercising the Board’s ultimate responsibility for risk oversight. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below. The Committee held three meetings during fiscal year 2011.

The Nominating and Corporate Governance Committee currently consists of Ms. Chao and Messrs. Conrad and Weinberg. Ms. Chao is Chairman of the Committee. The Board of Directors has affirmatively determined that each member of the Committee is independent under the listing standards of the NYSE and the Company’s Independence Standards.

Director Nomination Process.    The Nominating and Corporate Governance Committee, with the assistance of a third-party search firm when deemed necessary by the Committee, identifies candidates for director nominees. The Committee considers a number of factors, including the following criteria, in identifying, evaluating and recommending director nominees to the Board: the individual’s business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of experience and personal backgrounds on the Board. The Committee will use the same criteria in determining whether to recommend stockholder nominations of candidates for director made pursuant to the procedures set forth in the Company’s Bylaws and described in “Additional Information — Stockholder Proposals and Nominations for Director” below.

Executive Committee

The Executive Committee acts in the place of the Board, and exercises the authority and powers of the Board between meetings of the Board, subject to the Company’s Certificate of Incorporation and Bylaws and applicable laws, rules and regulations. The Executive Committee also performs any duties or responsibilities expressly delegated to the Committee by the Board from time to time and as are consistent with the purpose of the Committee and as the Board deems appropriate. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below. The Committee did not meet during fiscal year 2011.

The Executive Committee currently consists of Messrs. David H. Murdock and DeLorenzo. Mr. Murdock is Chairman of the Committee.

Non-Employee Director Compensation

The table below sets forth information with respect to the compensation paid to non-employee directors of the Company in fiscal year 2011.

Name(1)	Fees Earned Or Paid in Cash(1)		Stock Awards(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings		Total
Andrew J. Conrad	$96,000		$0	$4,539	(3)	$100,539
Elaine L. Chao	$88,000		$0	—		$88,000
Sherry Lansing	$80,000		$0	—		$80,000
Justin M. Murdock	$122,837	(4)	$0	—		$122,837
Dennis M. Weinberg	$96,000		$0	—		$96,000

(1)

David H. Murdock, the Company’s Chairman of the Board, and David A. DeLorenzo, President and Chief Executive Officer, are not included in this table because they are employees of the Company and did not receive any compensation for their service as directors. Compensation for each of Messrs. David H. Murdock and DeLorenzo is included in “Summary Compensation Table” below.

(2)

There were no grants to non-employee directors in 2011, given that the Board of Directors had previously adopted (on December 16, 2010) the recommendation of the Corporate Compensation and Benefits Committee (the “Compensation Committee”) to discontinue further annual restricted stock grants as part of non-employee director compensation. In lieu thereof, the Board approved an additional cash payment of $75,000 (or pro-rata portion thereof), payable each October 28 so long as the director is then on the Board and commencing the first October 28 next following the date when the director’s last stock award grant vested (which was October 28, 2011 for all non-employee directors except Justin M. Murdock, who became a non-employee director in January 2011, after the December 16, 2010 date. On February 23, 2012, the Board approved the recommendation of the Compensation Committee, reinstating annual restricted stock awards to non-employee directors, in place of the current additional cash lump-sum payment of $75,000, to take effect after the $75,000 lump-sum payment that is payable on October 28, 2012, and in connection with such reinstatement, adopting stock ownership guidelines for non-employee directors to acquire and hold Company common stock in an aggregate amount having values equivalent to a four times multiple of director annual retainer fees.

(3)	In 2011, interest earnings in excess of 120% of the January 2011 Applicable Federal Rate were $4,539.

(4)

Justin M. Murdock, previously a director and officer of the Company, became a non-employee director in January 2011. Total fees included pro-rata payments of (1) the $60,000 annual cash retainer of $55,333 and (2) the $75,000 additional cash payment of $56,504. The latter cash payment was in lieu of the grant of $75,000 worth of restricted stock granted to non-employee directors in 2010 that vested in October 2011.

Generally.    The Company uses cash compensation and restricted stock grants to attract and retain qualified non-employee candidates to serve on the Board of Directors. In setting outside director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill sets each outside director brings as a member of the Board.

Members of the Board of Directors who are not employees of the Company are entitled to receive an annual cash retainer of $60,000 and a Board meeting fee of $2,000 for each Board meeting attended. The fee for telephonic participation is $1,000. Directors receive $10,000 annually for service as chairman of committees of the Board in addition to the cash retainer, except in the case of the Chairman of the Audit Committee who receives $15,000 annually. Committee meeting fees are $1,000 per meeting attended, either in person or telephonically. On December 16, 2010, the Board of Directors adopted the recommendation of the Corporate Compensation and Benefits Committee to discontinue further annual restricted stock grants as part of non-employee director compensation and, in lieu thereof, approved an additional cash payment of $75,000 (or pro rata portion thereof), payable in lump-sum each October 28 and commencing the first October 28 next following the date (1) when the director first became a member of the Board of Directors (October 28, 2011, in the case of Justin M. Murdock) or (2) when the latest annual restricted stock grant first fully vests (October 28, 2012, in the case of the other non-employee directors), whichever is applicable, and thereafter on the October 28th anniversary date. Each director is required to be serving as a director on such October 28 date in order to be eligible to receive the $75,000. Directors who are employees of the Company do not receive any compensation for their services as directors. On February 23, 2012, the Board approved the recommendation of the Committee, reinstating annual restricted stock awards to non-employee directors, in place of the current additional cash lump-sum payment of $75,000, to take effect after the $75,000 lump-sum payment that is payable on October 28, 2012, and in connection with such reinstatement, adopting stock ownership guidelines for each non-employee director to acquire and hold Company common stock in an amount having value equivalent to a four times multiple of the director’s annual retainer fees.

Deferred Compensation.    The Non-Employee Director Deferred Cash Compensation Plan is a program in which each non-employee director may defer up to 100% of his or her total annual retainer and meeting fees. Amounts deferred under this program are distributed to each non-employee director at the termination of service as a director, either as a lump-sum, or in equal annual cash installments over a period not to exceed five years. None of the non-employee directors elected to defer the annual retainer or fees in 2011. This program was terminated effective December 15, 2011. Beginning in 2012, non-employee directors will no longer be permitted to defer their annual retainer and fees under the program. In accordance with tax rules governing the termination and liquidation of nonqualified deferred compensation plans, all remaining benefits will be paid to the two remaining participants between 12 and 24 months following the termination date.

Annual Physical.    In line with the Company’s focus on health and wellness, each non-employee director has an annual executive physical benefit of up to $6,000 at a facility determined by the Company. Non-employee directors are responsible for any imputed income taxes due through use of this benefit.

Contacting the Board of Directors

Any stockholder, employee or interested party who desires to communicate with individual directors, a committee of the Board, the Board of Directors as a group, the directors who are not also executive officers as a group or the independent directors as a group, may do so by writing to the Board of Directors, c/o Corporate Secretary, Dole Food Company, Inc., One Dole Drive, Westlake Village, California, 91362, in an envelope marked confidential. All communications will be received and processed by the Company’s legal department. Unless indicated otherwise, communications about accounting, internal control and audits will be referred to the Audit Committee. Parties may communicate anonymously if so desired.

All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received by management from stockholders or other interested parties which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the party specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the party does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that management, using its judgment, determines should be relayed to the Board.

Individuals may also report misconduct, raise issues or simply ask questions, including with respect to any questionable accounting, internal control or auditing matters concerning the Company, without fear of dismissal or retaliation of any kind. Reports may be made anonymously and confidentially:

1.  Online at www.doleintegrity.com;

2.  Through the Company’s Integrity Hotline, 888-236-7527 in the U.S., Canada and Guam, and in other countries at the toll free number provided on the Company’s website, www.dole.com, by following the links to “Company Information,” “Investors,” “Corporate Governance,” “Code of Conduct” and “Toll Free International Numbers” or;

3.  In accordance with the Company’s Audit Committee Procedures for Handling Accounting and Auditing Complaints and Concerns, available on the Company’s website at www.dole.com by following the links to “Company Information,” “Investors,” “Corporate Governance” and “Report Accounting Issues.”

Corporate Governance

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as well as various rules promulgated by the SEC and the NYSE. The Company has corporate governance procedures and practices in place that are designed to enhance and protect the interests of its stockholders.

Corporate Governance Guidelines

In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things: the role and the composition of the Board of Directors, including membership criteria and leadership; how the Board of Directors functions, including with respect to prior review of materials, access to management and advisors, executive sessions of directors who are not also executive officers; succession planning for the position of CEO and certain top management positions and reviews of management; the structure and functioning of committees of the Board of Directors; and director independence. The full text of the Corporate Governance Guidelines is available on the Company’s website www.dole.com by following links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below.

Code of Conduct

The Board of Directors has also adopted a Code of Conduct applicable to all of the Company’s employees as well as the members of the Board of Directors. The Code of Conduct, along with the Corporate Governance Guidelines, serves as the foundation for the Company’s system of corporate governance. Among other things, the Code of Conduct: provides guidance for maintaining ethical behavior; requires that all employees (including officers) and directors comply with applicable laws and regulations; provides guidance for protecting confidential information and Company assets; prohibits conflicts of interest; addresses the Company’s policies with respect to gifts and political contributions; and provides mechanisms for reporting violations of the Company’s policies and procedures, including the Code of Conduct.

In the event the Company makes any amendment to, or grants any waiver, including an implicit waiver, from, a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose the amendment or waiver and the reasons therefor on the Company’s website www.dole.com within four business days of the date of the amendment or waiver. The full text of the Code of Conduct is available on the Company’s website www.dole.com by following links to “Company Information,” “Investors” and “Corporate Governance” or upon written request to the Company, as described in “Additional Information — Annual Report, Financial and Other Information” below.

Audit Committee Matters

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011, with the Company’s management.

2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, among other things.

3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Respectfully submitted,

Dennis M. Weinberg, Chairman

Andrew J. Conrad

Sherry Lansing

Pre-Approval Policies and Procedures

The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related and non-audit services to be provided by the Company’s independent registered public accounting firm. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit, audit-related or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm.

Audit, Audit-Related and Non-Audit Fees

Set forth below are the fees incurred by the Company for professional services rendered by its independent registered public accounting firm, Deloitte & Touche LLP, for the fiscal periods indicated, all of which were pre-approved by the Audit Committee (amounts in thousands).

	2011	2010
Audit fees	$5,087	$4,783
Audit-related fees	421	225
Tax fees	165	84
All other fees	—	—
Total	$5,673	$5,092

Audit Fees — Consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years. Such services include those associated with reports or other documents filed with the SEC such as the issuance of consents, filings on Form 8-K, responding to SEC comment letters or other inquiries by regulators related to accounting or disclosure matters, as well as the issuance of comfort letters related to debt offerings. Audit fees include fees associated with the audit of the Company’s internal control over financial reporting.

Audit-Related Fees — Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions and investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees — Consist of fees for tax compliance, tax planning and tax advice. Corporate tax services encompass a variety of permissible services, including: technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Summary

Dole’s executive pay programs are designed to provide competitive pay opportunities for Dole’s executives if they execute the strategic goals and objectives upon which our incentive programs are based. The majority of executive pay for our Named Executive Officers comes through incentive-based pay. This is contingent pay that can only be realized if performance goals are achieved. These performance goals seek to strike the balance between short-term performance and sustained multi-year performance and focus on internal metrics of performance (e.g., traditional accounting measures) and the performance of Company stock. These goals seek to forge a tight link between incentive compensation and stockholder value creation.

In order to ensure that the pay opportunities we provide are competitive, we engage in annual market benchmarking exercises. This benchmarking is performed by the Corporate Compensation and Benefits Committee’s (the “Compensation Committee”) independent consultant, which benchmarks total pay opportunities to a group of food and consumer products companies that approximates the labor market for executive talent at Dole. Based on our benchmarking activities we set salaries, bonus targets and long-term incentive opportunities for our executive team.

Our annual incentive plan rewards achievement relative to cash flow return on investment and leverage ratio. These performance goals are challenging in nature and were approved by the Compensation Committee. Opportunities under this bonus plan are capped so as to limit overall executive rewards and to guard against potential risk-seeking behavior that may be associated with unlimited payout opportunities.

Our long-term incentives are provided through a combination of stock options, performance shares, restricted stock and incentive bonuses under a self-funded cash long-term incentive program (the “2011 LTIP”) under the 2009 Stock Incentive Plan (the “2009 Stock Plan”). Stock options align our executives with stockholders as the executives only realize value through options when the stockholder does. Our performance share plan provides payout opportunities if three year debt reduction targets are achieved, and the 2011 LTIP provides awards based on the achievement of three-year EBITDA goals. Similar to the bonus plan, the goals for both the performance shares and the 2011 LTIP were approved by the Compensation Committee, and payouts are capped so as to limit total payout opportunity. Our restricted stock program acts as a stockholder alignment and retention device as it vests only after three years of service is rendered to the Company, and the ultimate value of the award depends on stock price performance. To further reinforce the alignment between our executive team and our stockholders, each of the Named Executive Officers is subject to stock ownership guidelines ranging from three to five times the executive’s base salary.

Dole strives to develop compensation programs that are in the best interests of stockholders. To this end we have not engaged in stock option repricing, and we grant equity awards pursuant to a fixed schedule (no springloading, no backdating). We do not provide excessive perquisites, nor do we provide tax gross-ups on perquisites or the vesting of equity awards. We do not have any employment agreements with our executive officers. We currently do not guarantee any bonus or incentive plan payments, nor do we pay dividend equivalents on unvested performance shares.

Objectives

The primary components of pay for Dole’s Named Executive Officers are base salary, annual incentives and long-term incentives. These programs are designed to be competitive with both general industry and food and consumer products companies and to align the Named Executive Officers’ incentives with the long-term interests of Dole. The Company’s compensation policies are intended to enable Dole to attract and retain top quality management as well as to motivate management to set and achieve aggressive goals in their respective areas of responsibility. The compensation setting process consists of developing compensation levels for each Named Executive Officer and reviewing each component of compensation both individually and as a component of overall compensation.

The Company’s “Named Executive Officers” refers to those officers identified in “Summary Compensation Table” below; they constitute all of the Company’s executive officers. The Company’s Named Executive Officers for 2011 were: David H. Murdock, Chairman of the Board; David A. DeLorenzo, President and Chief Executive Officer; C. Michael Carter, Executive Vice President, General Counsel and Corporate Secretary; and Joseph S. Tesoriero, Executive Vice President and Chief Financial Officer.

Corporate Compensation and Benefits Committee Role

The Compensation Committee meets as often as required during the year in furtherance of its duties, including an annual review of compensation for the Named Executive Officers. As discussed in “The Board of Directors — Committees of the Board — Corporate Compensation and Benefits Committee — Role of Compensation Consultants” above, Exequity, LLP, an executive compensation consulting firm, was retained to review periodically the competitiveness of the Company’s executive compensation programs relative to comparable companies. Exequity also provided the Compensation Committee with updates with respect to legislative and regulatory items and general marketplace trends pertaining to executive compensation. Exequity is an independent compensation consulting firm that reports directly to the Compensation Committee and does not provide any nonexecutive compensation services to the Company.

Role of Named Executive Officers in Compensation Decisions

Mr. Murdock and the Compensation Committee annually review Mr. DeLorenzo’s performance and receive input from Mr. DeLorenzo with respect to the performance of Messrs. Carter and Tesoriero. Neither Mr. Murdock nor Mr. DeLorenzo provides input on their own compensation. Recommendations with respect to each component of pay are presented to the Compensation Committee for approval. The Compensation Committee can exercise its discretion with respect to recommendations made for any Named Executive Officer.

Compensation Risk Assessment

The Compensation Committee believes that Dole’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company has appropriate safeguards in place with respect to compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives and employees. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term stockholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments; and maintaining stock ownership guidelines for our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels. In 2011, an independent risk assessment and analysis of executive compensation programs was conducted by Exequity. Their findings also concluded that our executive compensation programs are designed to drive a pay-for-performance culture and do not create risks that are reasonably likely to have a material adverse impact on the Company.

Benchmarking

The Compensation Committee compares each component of its pay program against a selected group of food and consumer products companies as well as data from broader compensation surveys. The Compensation Committee annually reviews the peer group for ongoing appropriateness. The primary criteria for peer group development includes industry and size comparability using Global Industry Classification Standard (GICS) code groupings and annual revenues as filters. This process resulted in the current peer group which comprises 21 companies. This peer group is the same as the peer group in 2010, with the exception that Del Monte Foods Company was removed from the peer group because its equity is no longer publicly traded. Annual revenues of peer group companies range from approximately $1 billion to $15 billion. Dole’s revenues fall within the third quartile of this group. For 2011, the companies in the group were as follows:

Campbell Soup Company

Central Garden & Pet Co.

Chiquita Brands International, Inc.

ConAgra Foods, Inc.

Corn Products International Inc.

Dean Foods Company

Dr. Pepper Snapple Group, Inc.

Fresh Del Monte Produce Company

General Mills, Inc.

H. J. Heinz Company

Hain Celestial Group, Inc.

The Hershey Company

Hormel Foods Corp.

Kellogg Company

McCormick & Company, Inc.

Ralcorp Holdings Inc.

Sara Lee Corporation

Seneca Foods Corp.

Smithfield Foods Inc.

Spectrum Brands, Inc.

J.M. Smucker Company

The Compensation Committee also uses data from general industry surveys to benchmark pay for executives. These surveys typically provide total compensation data for standard benchmark jobs. The Compensation Committee considers a revenue cut of the survey that approximates Dole in terms of overall size. The general industry data are viewed by the Compensation Committee as a secondary reference point in quantifying competitive market values for Named Executive Officers.

Total Direct Pay in 2011

Total direct pay at Dole has three components: base salary, annual cash incentives and long-term incentive programs. The components of total direct pay figures represent “opportunity” and, except for base salary, are not guaranteed amounts. As shown below, a very significant portion of these value targets (70% — 75%) comes through incentive plans that are based on performance. If threshold levels of performance are not achieved, these incentive awards will not be earned.

Mix of Total Direct Pay Opportunity in 2011

In allocating total compensation among these components of pay, the Compensation Committee believes the compensation package should be predominantly performance-based since these individuals have the greatest ability to affect and influence the financial performance of the Company.

Competitiveness of CEO Total Direct Pay Opportunity in 2011

Based on the annual review of compensation conducted by the Compensation Committee’s independent consultant, total direct pay opportunity for the CEO was below the market median of both peer group and general industry data.

Base Salary

The Compensation Committee aims to provide a base salary that is commensurate with the position in the Company and is comparable to what other individuals in similarly situated positions might receive. Base salaries are approximately 25% — 30% of total direct compensation. The Compensation Committee considers each Named Executive Officer’s position relative to the market, his responsibilities and performance in the job. Based on benchmarking data, no changes were made to the base salaries of the Chairman, the President and Chief Executive Officer, or the Executive Vice President, General Counsel and Corporate Secretary in 2011. A salary increase of 10% was approved for the Executive Vice President and Chief Financial Officer. Based on market data and factors noted above, the Compensation Committee decided on the pay levels noted in the “Summary Compensation Table” below.

Annual Incentives

Dole’s annual incentive program, the One-Year Management Incentive Plan (the “One-Year Plan”), has target bonuses for the Named Executive Officers, as a percentage of salary, ranging from 85% to 110%. The target bonuses for fiscal year 2011 for the Named Executive Officers were as follows: 110% of base salary for Mr. Murdock and Mr. DeLorenzo and 85% of base salary for Mr. Carter and Mr. Tesoriero. Consistent with the approach for allocating total target compensation among the three components of compensation, target annual cash incentive levels for the Named Executive Officers under the One-Year Plan are approximately 25% to 30% of total direct compensation.

Payments, if any, are made based on the realized level of financial performance. If the specified minimum level of financial performance is not realized, generally no payments are made. Payments generally will not exceed specified maximum levels, and these maximum levels generally are paid only if substantially higher financial performance levels are attained. For fiscal year 2011 the maximum opportunity in the annual incentive program was capped at 200% of target bonus. Payments under the One-Year Plan may be made, even if the Named Executive Officer is no longer employed by the Company, if termination results from normal retirement, death or disability (as defined in the One-Year Plan).

The following table summarizes the target and maximum bonus amounts for each Named Executive Officer under the One-Year Plan for fiscal year 2011:

Name	Target Bonus Amount	Maximum Bonus Amount	Bonus Earned
David H. Murdock	$1,050,500	$2,101,000	$1,178,787
David A. DeLorenzo	$1,320,000	$2,640,000	$1,181,198	(1)
C. Michael Carter	$514,250	$1,028,500	$577,050
Joseph S. Tesoriero	$467,500	$935,000	$524,591

(1)

Mr. DeLorenzo, like the other Named Executive Officers, earned a bonus representing approximately 112% of target performance pursuant to the terms of the plan. Mr. DeLorenzo, however, recommended that the Compensation Committee reduce his bonus payout from $1,481,198 to $1,181,198 in order to increase the funding of certain business unit participants where formula funding under the One-Year Plan was below target levels in spite of significant operating improvements. The Compensation Committee approved Mr. DeLorenzo’s request and reduced his bonus payout to the amount shown in the table above.

The annual financial performance goals (discussed in more detail below) are recommended by management and set by the Compensation Committee. The financial performance goals are structured to present a challenging, yet achievable targeted financial performance results for the Company. The Compensation Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. The financial performance goals are the same for each of the Named Executive Officers and each may earn 100% of his targeted incentives if the established target for the financial performance goals are met.

Metrics under the One-Year Plan

The Compensation Committee selected a combination of cash flow return on investment (“CFROI”) and the year-end net-debt-to-EBITDA ratio (“Debt Ratio”) as the financial performance metrics for annual incentive payments. CFROI was weighted at 80% in funding the incentive pool because the Compensation Committee determined that it provides the best view and the most direct and accurate measurement of annual consolidated performance. The Debt Ratio is determined by dividing the net debt at the end of the year by consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Debt Ratio was weighted at 20% in funding the incentive pool as it is also an important objective of the Company.

For fiscal 2011, the incentive pool was funded as described above, 80% funding based on a CFROI target of 9.53% and 20% funding based on a Debt Ratio target of 3.6. Actual results were a CFROI of 9.94% and a Debt Ratio of 3.9. For purposes of setting the targets, CFROI is our annual budgeted EBITDA divided by budgeted investment. This is the annual budget we use for operating and planning purposes and is not a special budget used for compensation purposes.

In determining the achievement of CFROI and Debt Ratio goals in 2011, the Compensation Committee approved the incentive pool based on CFROI and Debt Ratio, in both cases adjusted for unusual or non-operational items. Results for the Company’s 2011 CFROI exceeded target and the Debt Ratio fell short of target. Incentive payouts for 2011 at the indicated 112% levels reflect improved operational performance relative both to goals and the prior year. For 2010, bonus payouts averaged approximately 60% of target incentives for Named Executive Officers, and for 2009 no bonuses were paid.

Long-Term Incentive Awards in 2011

Historically, Dole provided cash-based long-term incentive awards pursuant to the Sustained Profit Growth Plan (the “Growth Plan”), which provided for annual awards, each with three-year incentive periods. Payments have been made with respect to the 2008 — 2010 incentive period under the Growth Plan, which was the final Growth Plan cycle, under the Growth Plan. Following the Company’s October 2009 Initial Public Offering, the Company replaced the Growth Plan with equity-based long-term incentives granted under the 2009 Stock Plan, and in 2011, the Company adopted the 2011 LTIP, also under the 2009 Stock Plan, with payment based on adjusted EBITDA performance. During fiscal 2011, the Company granted long-term incentive awards to each Named Executive Officer. The long-term incentive awards were a combination of stock options, restricted stock, performance share awards, and cash long-term incentive awards. The table below reflects the grants made to the Named Executive Officers during fiscal 2011. In an effort to balance the objectives of stockholder value creation with retention and share conservation, the Compensation Committee decided to issue awards in the proportions described below.

Name	Stock Options	Restricted Stock	Performance Shares (Target)	Maximum 2011 LTIP (2)
David H. Murdock(1)	255,000	0	45,000	$334,250
David A. DeLorenzo	255,000	42,500	42,500	$420,000
C. Michael Carter	100,000	16,667	16,667	$211,750
Joseph S. Tesoriero	100,000	16,667	16,667	$175,000

The grants reflected in the table above were the only grants made to the Named Executive Officers during fiscal 2011.

(1)	In 2011, the Committee awarded Mr. Murdock stock options and performance shares to more closely align the mix of his long-term incentives with those of other senior executive officers.

(2)

Payouts under the 2011 LTIP are not guaranteed and can range from no payout (for below-threshold performance) up to 35% of base salary as of the beginning of the relevant three-year performance period. Amounts represent the maximum payment a Named Executive Officer might receive for the incentive period ending in 2013, which is 35% of base salary as of the beginning of the three-year performance period.

Stock Options

The stock options granted to the Named Executive Officers in fiscal 2011 vest ratably over three years from the date of grant, subject to continued employment through each vesting date.

Performance Shares

The performance shares granted to the Named Executive Officers in fiscal 2011 will vest based upon the achievement of a net debt reduction target at the end of the three fiscal year performance period ending with the Company’s 2014 fiscal year. Final award amounts will be determined at the end of the three-year period and will range from 0% — 200% of the Named Executive Officers’ targeted awards and will be based on actual results compared against the net debt reduction target set at the beginning of the three-year period. The net debt reduction target was not established by the Compensation Committee at the time of grant, but instead was established at the Compensation Committee’s February 23, 2012 meeting. Under applicable accounting guidelines, the performance share awards were considered granted (for accounting purposes) on February 23, 2012, the date of the applicable Compensation Committee meeting. As a result, under SEC compensation disclosure rules, the performance share awards are not reflected in the Summary Compensation Table and Grant of Plan-Based Awards Table in this Proxy Statement, but will instead be included in those tables in the proxy statement for the annual meeting of stockholders to be held in 2013.

Maximum award levels are intended to reflect very ambitious goals which can only be attained when business results are exceptional, thus justifying the higher award payments. Similarly, if performance falls short of specified levels, there will be no payout under the performance share awards. Achievement of the Company’s three-year financial plan can be difficult to reach and is subject to the volatile nature of the Company’s businesses, which can be impacted by numerous factors, such as exposure to such commodity input costs as fuel, shipping and packaging, as well as product supplies which can be impacted by weather, political risk, currency fluctuations and other factors.

2011 LTIP

In 2011, the Company provided the Named Executive Officers the opportunity to earn up to 35% of their base salaries (as of the beginning of the relevant three-year performance period) if the Company achieves Compensation Committee approved EBITDA goals at the end of a three-year performance period or at an earlier time (if any), after the first year of a three-year performance period, at which the Company has achieved the same approved EBITDA goals (based on last-twelve-months EBITDA) for a continuous six-month period. The performance period for this award cycle will measure performance from 2011 through 2013. Payouts under the plan are not guaranteed and can range from no payout (for below-threshold performance) up to 35% of base salary (as of the beginning of the relevant three-year performance period). The plan was implemented in order to close competitive shortfalls in long-term compensation opportunity for the senior management group. A cash-denominated award was selected in order to conserve shares usage, and in recognition that all other forms of long-term compensation are share-denominated. The Company has adopted a self-funded cash long-term incentive program for the 2012 through 2014 incentive period.

Restricted Stock

The restricted stock awarded to Named Executive Officers (exclusive of the Chairman who did not receive this award) vests on the third anniversary of the date of grant, subject to continued employment through the vesting date. This award is intended to provide further linkage to the stock price, to align executive interests with those of the stockholders, and to facilitate retention of our executive team.

Retirement Plan

Until December 31, 2001, Dole maintained a traditional defined benefit pension plan. Subsequent to that time no new participants were added to the plan and benefits under the plan for existing participants were frozen. The Company did institute a five-year transition benefit plan for long-term employees, which concluded at the end of 2006. Mr. Tesoriero was not an employee of the Company prior to the freeze, and so had not accrued any benefit under the benefit pension plan prior to the freeze. Mr. Carter is entitled to receive an annual retirement benefit of approximately $5,747. Mr. DeLorenzo received $314,543 in pension benefit payments in 2011. Mr. DeLorenzo retired on December 29, 2001 and began receiving retirement benefit payments in 2002. He was rehired in June 2007 and continues to receive retirement benefit payments. In addition, since Mr. DeLorenzo had been a pension plan participant prior to July 1975, a portion of his retirement benefit payment is based on variable units, which fluctuate in value based on stock market changes. Therefore, the amount of his retirement benefit payment may change from year-to-year to reflect annual changes in the value of the variable units. Mr. Murdock is over the age of 70 1/2 and, as required by the Internal Revenue Code, received $146,341 in pension benefit payments in 2011. If any individual’s benefit under the pension plan exceeds the maximum annual benefit or the maximum compensation limit, Dole will pay the excess from an unfunded supplemental retirement plan. Additional details regarding the supplemental retirement plan are provided in “Pension Benefits” below.

Savings Plans

Dole matches contributions to the 401(k) plan up to 6% of eligible compensation.

The Named Executive Officers, as well as other U.S. based senior executives, are eligible to participate in the Excess Savings Plan, under which eligible employees can contribute up to 100% of eligible earnings (base pay and annual incentive). Additional details regarding the Excess Savings Plan can be found in “Nonqualified Deferred Compensation” below.

Perquisite and Other Agreements

Perquisites for the Named Executive Officers (except for Mr. Murdock) are the reimbursement of up to $5,000 per year for financial planning and a Company-paid annual executive physical not to exceed $6,000.

The Dole airplane (co-leased with a company owned by Mr. Murdock) was used by Mr. Murdock in 2011 primarily for business purposes. Mr. Murdock had 6.0 flight hours personal use of the airplane for which the Company was reimbursed by him in full. The costs to Dole of these expenses are discussed in “Certain Relationships and Related Party Transactions” below.

The Named Executive Officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, long-term disability and charitable gift matching (limited to $500 per employee per year).

Employment Agreements

As of end of the 2011 fiscal year, Dole was not party to any employment agreements with the Named Executive Officers.

Severance and Change of Control Arrangements

The Named Executive Officers participate in the same severance program, on the same terms, as all other eligible employees. The program provides for severance pay upon certain involuntary terminations based upon years of service.

Double-trigger change of control agreements are in place for the Named Executive Officers. As discussed in “Change of Control” below, the Company believes these change of control agreements are important in order to keep these executives focused on Dole’s business should a change of control occur or be contemplated.

In 2010, the Compensation Committee, at management’s recommendation, adopted a new form of change of control agreement that does not contain an excise tax gross-up in connection with Internal Revenue Code Section 280G (referred to as the Section 280G gross-up) and that will apply to all future executive officers, although the current Named Executive Officers will continue to have excise tax gross-up protection under their existing change of control agreements.

The Section 280G tax on “excess parachute payments” is assessed, in part, based on Form W-2 income over the five year period (or lesser period if the executive officer has not been employed with the employer for a full five years) preceding a termination in connection with a change of control. Thus, the amount of tax imposed varies depending on factors such as whether the executive officer elected to defer compensation or to exercise equity awards under the 2009 Stock Plan and how long the executive officer has been employed with the Company. The Section 280G gross-up payments are intended to make certain that the payments and benefits actually received by the Named Executive Officers, net of Section 280G excise tax, are consistent with the Company’s compensation decisions and do not vary arbitrarily due to the operation of the tax rules. For these reasons, the Company believes that the provision of the Section 280G gross-up payments for the Named Executive Officers is appropriate.

In addition, consistent with the purposes behind certain of the grants of restricted stock made to the Named Executive Officers in connection with the Company’s initial public offering in 2009 (the “IPO”), those awards provide for accelerated vesting upon a termination of the applicable Named Executive Officer’s employment by the Company without Cause or by the employee for Good Reason at any time (whether or not in connection with a change of control and each as defined in “Change of Control” below).

See the discussion in “Severance” and “Payments upon Termination or Change of Control” below for further information on the Company’s severance and change of control arrangements.

Stock Ownership Guidelines

Dole has adopted stock ownership guidelines for its Named Executive Officers to encourage them to build their ownership position in the Company’s common stock. Each Named Executive Officer will be required to acquire and hold Company common stock in an aggregate amount having values equivalent to the multiples of base salaries indicated below, with such goal to be achieved by the end of fiscal year 2015, taking into account the value of their respective shares of common stock owned and restricted stock awards both vested and unvested, and excluding shares held as custodian under the UGMA for children or grandchildren. These guidelines are presented as stock value as a multiple of base salary as follows:

Position	Stock Value as a Multiple of Base Salary
President and Chief Executive Officer	5 times
Other Named Executive Officers	3 times

Based on the December 30, 2011 stock price of $8.65, the President and Chief Executive Officer had achieved approximately 80% of his ownership guideline. The Executive Vice President, General Counsel and Corporate Secretary, and the Executive Vice President and Chief Financial Officer, had achieved approximately 41% and 46%, respectively, of their ownership guidelines. For purposes of comparison, at a stock price of $9.98 per share, which was the Company’s closing stock price on the Record Date, March 30, 2012, the President and

Chief Executive Officer had achieved approximately 92% of his ownership guideline, and the Executive Vice President, General Counsel and Corporate Secretary, and the Executive Vice President and Chief Financial Officer, had achieved approximately 47% and 53% respectively, of their ownership guidelines.

Policy Regarding Restatements

The Company does not have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Board of Directors or Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. The Sarbanes-Oxley Act of 2002 includes a clawback provision that allows the SEC to seek disgorgement of incentive compensation received by a company’s chief executive officer and chief financial officer within 12 months after the issuance of financial information that is restated because of a material noncompliance with reporting requirements as a result of misconduct.

The Dodd-Frank Act directs the SEC to issue rules to require national securities exchanges and national securities associations to list only those companies that implement a policy requiring the mandatory recoupment of incentive compensation paid to current and former executive officers for the three-year period preceding a restatement of a listed company’s financial statements that would not have been paid under the restated financial statements. Dole intends to adopt a clawback policy that complies with the final rules as adopted by the SEC and the NYSE.

Anti-Hedging Policy

As part of its insider trading policies, Dole prohibits hedging and derivative transactions with respect to Company stock.

2011 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in 2011 under Section 14A of the Securities Exchange Act of 1934, as amended. At the Company’s 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of our Named Executive Officers, with approximately 99% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee evaluated the results of the 2011 advisory vote. The Compensation Committee also considers many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, in each case, in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, the Compensation Committee did not make any changes to our executive compensation program and policies as a result of the 2011 “say-on-pay” advisory vote.

The Board of Directors has adopted a policy providing for triennial “say-on-pay” advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2014.

Tax Deductibility

Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The 2009 Stock Incentive Plan, as amended and restated, is designed to permit the grant of options and stock appreciation rights, and certain awards of restricted shares, restricted share units, performance shares and performance share units, and cash-based awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2009 Stock Incentive Plan will be fully deductible under all circumstances. In addition, the Company may authorize other compensation pay-

ments that do not comply with the exemptions in Section 162(m) when the Company believes that such payments are appropriate to attract and retain executive talent.

Corporate Compensation and Benefits Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion & Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Respectfully submitted,

Andrew J. Conrad, Chairman

Elaine L. Chao

Sherry Lansing

Summary Compensation Table

The table below summarizes total compensation paid, earned or awarded to each of the Named Executive Officers for the fiscal years ended December 31, 2011, January 1, 2011, and January 2, 2010.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David H. Murdock	2011	955,000	1,178,787	0	1,025,100	0	52,792	19,809	3,231,488
Chairman of the Board	2010	955,000	621,224	0	0	1,423,575	120,157	19,809	3,139,765
	2009	951,538	0	0	0	892,050	261,327	3,462	2,108,377
David A. DeLorenzo	2011	1,200,000	1,181,198	998,325	1,025,100	0	47,515	117,881	4,570,019
President and Chief	2010	1,200,000	780,595	413,950	1,104,150	1,798,200	156,923	104,925	5,558,743
Executive Officer	2009	1,200,000	0	3,958,338	1,984,500	835,200	402,150	94,182	8,474,370
C. Michael Carter	2011	605,000	577,050	391,508	402,000	0	8,476	66,892	2,050,926
Executive Vice President,	2010	605,000	304,107	162,337	433,000	749,250	7,763	58,404	2,319,861
General Counsel and	2009	601,538	0	625,000	661,502	348,000	6,342	25,195	2,267,577
Corporate Secretary
Joseph S. Tesoriero	2011	521,154	524,591	391,508	402,000	0	14,495	55,683	1,909,431
Executive Vice President	2010	500,000	251,328	162,337	433,000	516,983	16,336	45,916	1,925,900
and Chief Financial Officer	2009	500,000	0	625,000	661,502	240,120	5,336	54,408	2,086,366

(1)

Mr. Tesoriero received an increase to his base salary in 2011. Messrs. Murdock and Carter’s annual car allowance benefit of $5,000 was folded into annual base salary in the fourth quarter of 2009, accounting for their higher salaries in 2010.

(2)

Bonus amounts shown for each fiscal year reflect cash payments made in the subsequent fiscal year with respect to performance for such fiscal year under the One-Year Plan. Mr. DeLorenzo, like the other Named Executive Officers, earned a bonus representing approximately 112% of target performance pursuant to the terms of the One-Year Plan. Mr. DeLorenzo, however, recommended that the Compensation Committee reduce his bonus payout from $1,481,198 to $1,181,198 in order to increase the funding of certain business unit bonus participants, for whom formula-based funding under the One-Year Plan was below target levels in spite of significant operating improvements. The Compensation Committee approved Mr. DeLorenzo’s request and reduced his bonus payout to the amount shown in the table above.

(3)

The amounts reported represent the aggregate grant date fair value for restricted stock, options and performance shares granted during the fiscal year, as calculated in accordance with FASB Accounting Standards Codification Topic 718. See Note 22 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011, filed on March 15, 2012, for assumptions used in the calculation of the amounts shown and additional information regarding the Company’s share-based compensation. As for the performance shares granted to the Named Executive Officers in fiscal year 2011, under applicable accounting guidelines, these awards were considered granted (for accounting purposes) on February 23, 2012, the date of the Compensation Committee meeting when the net debt reduction target was established. As a result, under SEC compensation disclosure rules, the performance share awards are not reflected in this Summary Compensation Table, but will instead be included in this table in the proxy statement for the annual meeting of stockholders to be held in 2013. See “Compensation Discussion & Analysis — Long Term Incentives — Equity Incentive Awards” above.

(4)

The awards granted under the Growth Plan ended with the payments made in 2011 with respect to the 2008-2010 incentive period. The first awards under the 2011 LTIP were made in 2011 for payment, if any, in 2014. See “Compensation Discussion & Analysis — Long Term Incentives Awards in 2011 above.

(5)

The amounts shown reflect the actuarial decrease or increase in the present value of Mr. Murdock’s, Mr. DeLorenzo’s and Mr. Carter’s benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts that the Named Executive Officer may not currently be entitled to receive. In general, the present value of the benefits under the pension plans increase until attainment of age 65 and thereafter decrease due to the mortality assumptions. Also reflected in the amounts shown are the annual earnings on each Named Executive Officer’s deferred compensation balance. The 2011 change in actuarial value for each of the Named Executive Officers is as follows: for Mr. Murdock $30,673; for Mr. DeLorenzo $9,739; and, for Mr. Carter $(663). Mr. Tesoriero joined Dole after the defined benefit plans were frozen and therefore does not have a benefit. The amounts shown for 2011 also include interest earnings in excess of 120% of the January 2011 applicable federal rate on non-qualified deferred compensation as follows: for Mr. Murdock $13,812; for Mr. DeLorenzo $23,630; for Mr. Carter $5,721; and, for Mr. Tesoriero $9,059.

(6)

The 2011 amounts shown include the following: (1) Dole’s matching and service-based contributions to both the 401(k) and Excess Savings Plans of Dole Food Company, Inc. (see “Compensation Discussion & Analysis —Savings Plans” above and “Nonqualified Deferred Compensation” below) on behalf of Mr. Murdock $19,809, Mr. DeLorenzo $97,174, Mr. Carter $61,892 and Mr. Tesoriero $50,058; (2) for Mr. DeLorenzo, $16,733 above market interest earned on deferred compensation as an outside director prior to June 2007 when he was rehired as an employee; (3) the cost of financial planning services reimbursed (amounts are included in the executive’s W-2 and taxes are borne by the executive) by the Company for Mr. DeLorenzo $3,954, Mr. Carter $5,000 and Mr. Tesoriero $1,375; and (4) the cost of an annual executive physical for Mr. Tesoriero $4,250.

2011 Grants of Plan-Based Awards Table

The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards, Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David H. Murdock	2/24/2011	0	0	(6)	334,250
	11/21/2011										255,000	9.04	1,025,100
	11/21/2011						(3)
David A. DeLorenzo	2/24/2011								42,500	(4)			614,125
	2/24/2011	0	0	(6)	420,000
	11/21/2011								42,500	(1)			384,200
	11/21/2011						(3)
	11/21/2011										255,000	9.04	1,025,100
C. Michael Carter	2/24/2011								16,667	(4)			240,838
	2/24/2011	0	0	(6)	211,750
	11/21/2011								16,667	(1)			150,670
	11/21/2011						(3)
	11/21/2011										100,000	9.04	402,000
Joseph S. Tesoriero	2/24/2011								16,667	(4)			240,838
	2/24/2011	0	0	(6)	175,000
	11/21/2011								16,667	(1)			150,670
	11/21/2011						(3)
	11/21/2011										100,000	9.04	402,000

(1)	These shares vest in full on November 21, 2014.

(2)	The options vest in three equal annual installments commencing on November 21, 2012.

(3)

With respect to the performance shares granted to the Named Executive Officers in fiscal year 2011, under applicable accounting guidelines, these awards were considered granted (for accounting purposes) on February 23, 2012, the date of the Compensation Committee meeting at which the net debt reduction target was established. As a result, under SEC compensation disclosure rules, the performance share awards are not reflected in this 2011 Grants of Plan-Based Awards Table, but will instead be included in this table in the proxy statement for the annual meeting of stockholders to be held in 2013. See “Compensation Discussion & Analysis — Long Term Incentives — Equity Incentive Awards” above.

(4)

These performance shares were granted to Named Executive Officers in fiscal year 2010. However, under applicable accounting guidelines, these awards are considered granted (for accounting purposes) on February 24, 2011, the date of the Compensation Committee meeting at which the net debt reduction target was established. As a result, the performance share awards were not reflected in the 2010 Grants of Plan-Based Awards Table, but are instead included in this Proxy Statement.

(5)

The grant date fair value was calculated in accordance with FASB ASC Topic 718. See Note 22 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011, filed on March 15, 2012, for assumptions used in the calculation of the amounts shown and additional information regarding the Company’s share-based compensation.

(6)

Pursuant to the terms of the 2011 LTIP, there are no estimated or target payouts. Instead, payouts under the plan can range from no payout (for below-threshold performance) up to 35% of base salary as of the beginning of the relevant three-year performance period. If the Company’s EBITDA at the end of the three-year performance period is the same as EBITDA in 2011, there will be no payouts under the plan.

2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2012.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)(5)
David H. Murdock		255,000	9.04	11/21/2021		—
					45,000	389,250
David A. DeLorenzo	233,333	116,667	12.50	10/22/2019		—
					50,000	432,500
					88,889	768,890
	85,000	170,000	9.74	11/29/2020		—
					42,500	367,625
					42,500	367,625
		255,000	9.04	11/21/2021		—
					42,500	367,625
					42,500	367,625
C. Michael Carter	77,778	38,889	12.50	10/22/2019		—
					16,667	225,171
					11,111	96,110
	33,333	66,667	9.74	11/29/2020		—
					16,667	144,170
					16,667	144,170
		100,000	9.04	11/21/2021		—
					16,667	144,170
					16,667	144,170
Joseph S. Tesoriero	77,778	38,889	12.50	10/22/2019		—
					16,667	144,170
					11,111	96,110
	33,333	66,667	9.74	11/29/2020		—
					16,667	144,170
					16,667	144,170
		100,000	9.04	11/21/2021		—
					16,667	144,170
					16,667	144,170

(1)	All option awards vest ratably over a three-year period, commencing on the first anniversary of the date of grant, and have a term of ten years.

(2)

In 2009, the following number of shares of restricted stock were granted as annual grants pursuant to the Company’s equity-based long-term incentive program: Mr. DeLorenzo (50,000), Mr. Carter (16,667) and Mr. Tesoriero (16,667). These shares vest in full on October 28, 2012. The following number of shares of restricted stock were granted as a one-time IPO bonus: Mr. DeLorenzo (266,667), Mr. Carter (33,333) and Mr. Tesoriero (33,333). These shares vest in three equal annual installments commencing on October 28, 2010. The restricted stock was granted under the 2009 Stock Plan.

(3)

In 2010, the following number of shares of restricted stock were granted as annual grants pursuant to the Company’s equity based long-term incentive program: Mr. DeLorenzo (42,500), Mr. Carter (16,667) and Mr. Tesoriero (16,667). These shares will vest in full on November 29, 2013. The following number of performance shares were granted: Mr. DeLorenzo (42,500), Mr. Carter (16,667) and Mr. Tesoriero (16,667). The performance shares vest based upon the achievement of a net debt reduction target at the end of the three fiscal year performance period ending with the Company’s 2013 fiscal year. Final award amounts will be determined at the end of the three-year period and will range from 0% - 200% of the Named Executive

Officers’ targeted awards and will be based on actual results compared against the net debt reduction target set at the beginning of the three-year period.

(4)

In 2011, the following number of shares of restricted stock were granted as annual grants pursuant to the Company’s equity based long-term incentive program: Mr. DeLorenzo (42,500), Mr. Carter (16,667) and Mr. Tesoriero (16,667). These shares will vest in full on November 21, 2014. The following number of performance shares were awarded in 2011, but under applicable accounting guidelines, these awards are considered granted (for accounting purposes) on February 23, 2012, the date of the Compensation Committee meeting at which the net reduction target was established: Mr. Murdock (45,000), Mr. DeLorenzo (42,500), Mr. Carter (16,667) and Mr. Tesoriero (16,667). The performance shares vest based upon the achievement of a net debt reduction target at the end of the three fiscal year performance period ending with the Company’s 2014 fiscal year. Final award amounts will be determined at the end of the three-year period and will range from 0% — 200% of the Named Executive Officers’ targeted awards and will be based on actual results compared against the net debt reduction target set at the beginning of the three-year period.

(5)	The market value was computed using the closing price ($8.65) of the Company’s common stock on the last trading day of the fiscal year, December 30, 2011.

2011 Option Exercises and Stock Vested

The following table sets forth information with respect to common stock acquired upon the exercise of stock options and the vesting of stock awards of the Named Executives Officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David H. Murdock	0		0	0
David A. DeLorenzo	0		88,889	952,890
C. Michael Carter	0		11,111	119,110
Joseph S. Tesoriero	0		11,111	119,110

Pension Benefits

The Company sponsors both a qualified and a nonqualified defined benefit plan. The accrued benefit under the qualified plan is 1.1% of final average compensation multiplied by years of service, plus 0.33% of final average compensation multiplied by years of service in excess of 15 years. The nonqualified plan is a restoration plan, providing benefits that cannot be provided under the qualified plan on account of Internal Revenue Code limits on compensation and benefits.

Participation in both defined benefit plans was frozen on December 31, 2001. Benefits were also frozen for most employees at that time, although some long-service employees received additional benefit accruals over the next five years. No benefits accrued under either defined benefit plan after December 31, 2006. All participants were fully vested as of that date.

Participants may receive their full benefit upon normal retirement at age 65 or a reduced benefit upon early retirement on or after age 55.

The amounts in the table below reflect the present value of the Named Executive Officer’s benefits under all defined benefit pension plans sponsored by the Company and are determined using the interest rate and mortality rate assumptions used for U.S. pension plans discussed in Note 13 in the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2011.

Name(1)	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David H. Murdock(2)	Plan 29	8.5	1,465,247	93,973
	SERP	8.5	816,533	52,368
David A. DeLorenzo(3)	Plan 29	31.5	1,020,043	73,927
	SERP	31.5	3,229,129	240,616
C. Michael Carter	Plan 29	1.25	31,478	—
	SERP	1.25	30,586	—

(1)	Mr. Tesoriero joined Dole after the defined benefit plans were frozen and is not shown in the table as he does not have an accrued benefit under the qualified or nonqualified defined benefits plan.

(2)	As required by the Internal Revenue Code, Mr. Murdock, who is over the age of 70 1/2, is receiving his current annual retirement benefit as a joint and survivor annuity.

(3)

Mr. DeLorenzo retired from Dole on December 29, 2001 and began receiving retirement benefit payments in 2002. Mr. DeLorenzo was rehired on June 4, 2007 and continues to receive retirement benefit payments. In addition, since Mr. DeLorenzo had been a pension plan participant prior to July 1975, a portion of his retirement benefit payments is based on variable units, which fluctuate in value based upon stock market changes. Therefore, the amount of his retirement benefit payment may change from year-to-year to reflect annual changes in the value of the variable units.

Nonqualified Deferred Compensation

Named Executive Officers and certain other executives are eligible to participate in the Excess Savings Plan (the “ESP”). This plan is a nonqualified savings plan that provides participants with the opportunity to contribute amounts on a deferred tax basis which are in excess of the limits that apply to the 401(k) plan. The ESP is coordinated with the 401(k) plan so that, on a combined plan basis, participants may defer up to 100% of eligible earnings (generally, base salary and annual incentives) and will receive a Company match of the first 6% of eligible earnings. The Company contributions to the ESP are matching or service-related amounts that cannot be included in the 401(k) plan because of pay or contribution limits contained in the 401(k) plan or in Federal law. Amounts contributed to the ESP receive a fixed rate of interest. For 2011, the interest rate was 6.23%. The interest rate for 2012 has been set at 5.10%. Such rate is based on the yield of Dole’s unsecured bonds as of the first week of December 2011. In addition, effective July 4, 2010, the Company commenced annual contributions of a percentage (1% — 2%) of eligible pay to the 401(k) plan, based on the number of years of service with Dole.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End ($)
David H. Murdock	0	0	22,119	0	377,163
David A. DeLorenzo	60,000	61,800	37,776	0	711,764
C. Michael Carter	36,300	38,100	9,139	0	203,536
Joseph S. Tesoriero	26,058	27,858	14,495	0	283,767

(1)	Executive contributions and Company match are also reflected in the “Summary Compensation Table” above.

By irrevocable election, an executive may elect to receive benefits under the ESP in either a lump sum payment or annual installments for a period of up to fifteen years. Lump-sum benefits under the ESP will be paid at the earlier of the beginning of the year following the executive’s retirement or termination of employment or a year as specified by the executive. Effective January 1, 2009, new participants in the ESP, with respect to all deferrals, and current participants, with respect to certain deferrals that are to begin paying out on after January 1, 2009, may only elect a lump sum payment to be paid in the year following the participant’s retirement or termination of employment. However, upon a showing of financial hardship and receipt of approval from the Corporate Compensation and Benefits Committee, an executive may be allowed to access deferred funds earlier than previously elected by the executive. A nonemergency withdrawal may be elected prior to termination of employment but only from benefits accrued prior to January 1, 2005. Such nonemergency withdrawal is subject to a penalty of 10%.

There are no investment options available under the ESP.

Payments upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment had terminated on December 31, 2011, given the Named Executive Officer’s compensation and service levels as of such date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and frozen pension plans, and previously accrued and vested benefits under the Company’s nonqualified deferred compensation plan, as described in the tables above. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Corporate Compensation and Benefits Committee determines appropriate. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the executive’s age. Following the tables is a general summary of the severance and change of control benefits that may be available to the Named Executive Officers under various scenarios.

David H. Murdock

Executive Payments Upon Separation ($)	Voluntary Termination	Normal Retirement	Involuntary Termination Without Cause	For Cause Termination	Termination in Connection with Change of Control	Death and Disability
One-Year Management Incentive Plan(1)	0	1,050,500	0	0	1,050,500	1,050,000
Long-Term Cash Incentive Plan(2)	0	111,417	111,417	0	334,250	111,417
Health and Welfare Benefits, Fringe Benefits and other perquisites	0	0	2,244	0	30,000	0
Equity Acceleration(3)	0	0	0	0	389,250	0
Cash Severance	0	0	1,083,550	0	6,016,500	0
Excise Tax and Gross-Up	0	0	0		3,222,125	0

David A. DeLorenzo

Executive Payments Upon Separation ($)	Voluntary Termination	Normal Retirement	Involuntary Termination Without Cause	For Cause Termination	Termination in Connection with Change of Control		Death and Disability
One-Year Management Incentive Plan(1)	0	1,320,000	0	0	1,320,000		1,320,000
Long-Term Cash Incentive Plan(2)	0	140,000	140,000	0	420,000		140,000
Health and Welfare Benefits, Fringe Benefits and other perquisites	0	0	1,968	0	30,000		0
Equity Acceleration(3)	0	0	0	0	2,671,890	(4)	0
Cash Severance	0	0	257,682	0	7,560,000		0
Excise Tax and Gross-Up	0	0	0	0	4,529,865		0

C. Michael Carter

Executive Payments Upon Separation ($)	Voluntary Termination	Normal Retirement	Involuntary Termination Without Cause	For Cause Termination	Termination in Connection with Change of Control		Death and Disability
One-Year Management Incentive Plan(1)	0	514,250	0	0	514,250		514,250
Long-Term Cash Incentive Plan(2)	0	70,583	70,583	0	211,750		70,583
Health and Welfare Benefits, Fringe Benefits and other perquisites	0	0	2,262	0	30,000		0
Equity Acceleration(3)	0	0	0	0	816,958	(4)	0
Cash Severance	0	0	308,315	0	3,357,750		0
Excise Tax and Gross-Up	0	0	0	0	1,711,824		0

Joseph S. Tesoriero

Executive Payments Upon Separation ($)	Voluntary Termination	Normal Retirement	Involuntary Termination Without Cause	For Cause Termination	Termination in Connection with Change of Control		Death and Disability
One-Year Management Incentive Plan(1)	0	467,500	0	0	467,500		467,500
Long-Term Cash Incentive Plan(2)	0	58,333	58,333	0	175,000		58,333
Health and Welfare Benefits, Fringe Benefits and other perquisites	0	0	5,286	0	30,000		0
Equity Acceleration(3)	0	0	0	0	816,958	(4)	0
Cash Severance	0	0	237,979	0	3,052,500		0
Excise Tax and Gross-Up	0	0	0	0	1,800,314		0

(1)

For purposes of illustration, target amounts are shown. Payments made in the event of retirement, death or disability would be based on actual results for the plan year 2011. In fact, payments under the One-Year Management Incentive Plan were made in March 2012. Due to the assumed termination date of December 31, 2011, these amounts represent a full year cost associated with the annual incentive plan. If an event that triggered these payments occurred prior to the end of the year, the incentive amounts would be prorated to reflect a partial bonus cycle.

(2)

For purposes of illustration, maximum amounts under the 2011 LTIP are shown (see “Compensation Discussion & Analysis — Long Term Incentive Awards in 2011” above). In 2011, Dole provided the Named Executive Officers the opportunity to earn up to 35% of their base salaries (as of the beginning of the relevant performance period) if the Company achieves Compensation Committee approved EBITDA goals at the end of the three year performance period or at an earlier time (if any), after the first year of a three-year performance period, at which the Company has achieved the same approved EBITDA goals (based on last-twelve-months EBITDA) for a continuous six-month period. The performance period for this award cycle will measure performance from 2011 through 2013. Payouts under the plan are not guaranteed and can range from no payout (for below-threshold performance) up to 35% of salary as of the beginning of the relevant performance period. Under the 2011 LTIP, for purposes of the amounts reflected in this table, (i) payments made in the event of retirement, death, disability or involuntary termination without cause will be based on actual results for the applicable incentive periods and the number of months of participation in any applicable incentive period; (ii) amounts shown for retirement, death, disability and involuntary termination without cause would be payable following the termination and calculation of the applicable incentive period; (iii) amounts shown for voluntary termination will be paid only if the termination of employment occurred during the 90-day window between the end of the fiscal year and the date of payment under the 2011 LTIP; and (iv) awards will be prorated based on the applicable employment termination date for the Named Executive Officer, except in the case of a Change of Control, in which case awards will be accelerated at the 35% payout level.

(3)

The value of the restricted stock is based on the December 30, 2011 closing price of $8.65. The value of stock options is zero because the exercise prices of all of the option grants are below the closing price on December 30, 2011.

(4)

Includes vesting of performance shares that were outstanding but had not yet vested as of December 31, 2011. The 2011 grant of performance shares is not reflected in the “Summary Compensation Table” or “2011 Grants of Plan-Based Awards Table” above, because, under applicable accounting guidelines, these awards are considered granted (for accounting purposes) in 2012, which is when the Compensation Committee meeting occurred at which the net debt reduction target was established. See “Compensation Discussion & Analysis — Long Term Incentives — Equity Incentive Awards” above.

Severance

The Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries (the “Severance Plan”) is in place for all eligible employees and provides for payment if an employee’s, including a Named Executive Officer’s, employment is involuntarily terminated as a result of a workforce reduction, elimination of operations or job elimination. In the unlikely circumstance that a Named Executive Officer’s employment is involuntarily terminated under the qualifications of the Severance Plan, the Severance Plan provides for benefits based on weekly base salary, determined according to the following schedule:

Years of Service	Severance Pay Benefit
1 to 4	2 weeks for each year of service plus 2 weeks
5 to 14	2 weeks for each year of service plus 4 weeks
15 or more	2 weeks for each year of service plus 6 weeks

Payments under the Severance Plan are capped at the lesser of: (i) 104 weeks of weekly base salary as of the date of termination; or (ii) twice the total compensation (including wages, salary, and any other benefit of monetary value) during the twelve-month period immediately preceding the date of termination.

Health and other insurance benefits are continued for up to six months corresponding to the termination benefits.

Change of Control

Change of Control Agreements.    In line with the practice of numerous companies of the Company’s size, the Company recognizes that the possibility of a change of control of the Company may result in the departure or distraction of management to the detriment of the Company. In March 2001, the Company put in place a program to offer change of control agreements to certain officers and employees of the Company, including each of the Named Executive Officers. At the time the program was put in place, the Company was advised by its executive compensation consultants that the benefits provided under the change of control agreements were within the range of customary practices of other public companies. In addition, the Company’s current executive compensa-

tion consultant, Exequity, LLP, has advised that the benefits provided under such agreements are within the range of customary practices of other public companies. The benefits under the change of control agreements are paid in a lump sum and are based on a multiple of three for each of the Named Executive Officers.

In order to receive a payment under the change of control agreement, two triggers must occur. The first trigger is a change of control, as defined below. The second trigger is that the employment of the Named Executive Officer must be terminated by the Company without Cause or the Named Executive Officer leaves with Good Reason, each as defined below, during the period beginning on the change of control date and ending on the second anniversary of the date on which the change of control becomes effective; provided that, in certain cases, the Named Executive Officer may be entitled to payment if employment is terminated after the later of (i) the date of the first public disclosure that an agreement with respect to a change of control has been entered into or (ii) the date that is 270 calendar days prior to the date on which such change of control becomes effective or is consummated.

The payments to the Named Executive Officers would be in the form of a lump sum cash payment, determined as follows:

•	Three times the Named Executive Officer’s base salary;

•	Three times the Named Executive Officer’s target bonus;

•

$30,000, in lieu of any other health and welfare benefits, fringe benefits and perquisites (including medical, life, disability, accident and other insurance or other health and welfare plan, programs, policies or practices or understandings) and other taxable perquisites and fringe benefits that the Named Executive Officer or his family may have been entitled to receive;

•

The pro-rata portion (other than if termination occurred on the last day of the fiscal year, in which case it would be the full amount) of the greater of the following amounts under a cash-based long term incentive plan (not including any awards granted pursuant to the 2009 Stock Plan, which are governed by their plan documents): (i) the Named Executive Officer’s maximum amounts under the such plan and (ii) the Named Executive Officer’s actual benefits under such plan.

•

Accrued obligations (any unpaid base salary to date of termination, any accrued vacation pay or paid time off), and deferred compensation — including interest and earnings pursuant to outstanding elections;

•

The pro-rata portion (other than if termination occurred on the last day of the fiscal year, in which case it would be the full amount) of the Named Executive Officer’s target annual bonus for the fiscal year in which the termination occurs (not including any awards granted pursuant to the 2009 Stock Plan, which are governed by their plan documents);

•	Reimbursement for outstanding reimbursable expenses; and

•

A gross-up payment to hold the Named Executive Officer harmless against the impact, if any, of federal excise taxes imposed on the executive as a result of the payments contingent on a change of control.

2009 Stock Incentive Plan.    Pursuant to the 2009 Stock Plan, unless otherwise provided in the applicable award agreement, (a) with respect to an award that is assumed in a change of control (as defined in the 2009 Stock Plan), if the awardee’s employment is terminated without Cause or the awardee leaves for Good Reason within 24 months of the change of control or (b) if the award is not assumed in a change of control, in each case, the award will vest and be fully exercisable or be paid or settled in full, as applicable.

Definitions.    For purposes of the change of control agreements and the 2009 Stock Plan:

The occurrence of any of the following events would constitute a change of control at Dole. These events have been reviewed by both internal and external experts and were deemed to best capture those sit-

uations in which control of the Company would be altered. Below is a general summary of the events that constitute a change of control.

1) An acquisition of 20% or more of the combined voting power of the Company’s stock. Excluded from the 20% acquisition rule is Mr. Murdock, or following his death, any trust or trustees designated by Mr. Murdock.

2) A change in the majority constitution of the Board of Directors, unless the changes are approved by two-thirds of the incumbent Board of Directors.

3) A merger, reorganization, consolidation, recapitalization, exchange offer or other extraordinary transaction unless (i) the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction own at least 50% of the outstanding voting securities of the surviving or resulting entity and (ii) a majority of the members of the board of directors of the surviving or resulting entity were members of the Board of Directors of the Company at the time of the execution of the agreement providing for such transaction.

4) A sale, transfer or distribution of all or substantially all of the Company’s assets.

5) Any other significant corporate transaction determined by the Corporate Compensation and Benefits Committee or the Board of Directors to be a change of control for purposes of change of control agreements and/or the 2009 Stock Plan, as applicable.

For purposes of the change of control agreements:

“Cause” is defined as the Company’s termination of the executive’s employment related to the occurrence of any one or more of the following: (1) conviction of, or pleading guilty or nolo contendere to, a felony; (2) commission of an act of gross misconduct in connection with the performance of duties; (3) demonstration of habitual negligence in the performance of duties; (4) commission of an act of fraud, misappropriation of funds or embezzlement in connection with employment by Dole; (5) death; or (6) Disability.

“Good Reason” is defined as the executive’s resignation of employment with Dole related to the occurrence of one or more of the following: (1) subject to certain exceptions, whether direct or indirect, a significant diminution of authority, duties, responsibilities or status inconsistent with and below those held, exercised and assigned in the ordinary course during the 90-day period immediately preceding the change of control date; (2) the assignment of duties that are inconsistent (in any significant respect) with, or that impair (in any significant respect) ability to perform, the duties customarily assigned to an executive holding the position held immediately prior to the change of control date in a corporation of the size and nature of Dole or the applicable subsidiary or business unit of Dole; (3) relocation of primary office more than 35 miles from current office on the change of control date; (4) any material breach by Dole of the change of control agreement or any other agreement with the executive; (5) any reduction in base salary below base salary in effect on the change of control date (or if base salary was reduced within 180 days before the change of control date, the base salary in effect immediately prior to such reduction); (6) the failure of Dole or any successor to continue in effect any equity-based or non-equity based incentive compensation plan (whether annual or long-term) in effect immediately prior to the change of control, or a non de minimis reduction, in the aggregate, in participation in any such plans (based upon (a) in the case of equity based plans, the average grant date fair value of awards under such plans over the three years preceding the change of control (or such lesser period of employment following the IPO) or (b) in the case of non-equity based plans, the target award under such plans for the performance period in which the change of control occurs), unless afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value; provided that a reduction in the aggregate value of participation in any such plans of not more than 5% in connection with across-the-board reductions or modifications affecting all executives with change of control agreements containing substantially identical terms will not constitute Good Reason; (7) any reduction in the aggregate value of benefits provided, as in effect on the change of control; provided that a reduction in the aggregate value of benefits of not more than 5% in connection with across-the-board reductions or modifications affecting all executives with change of control agreements containing substantially identical terms will not constitute Good Reason; and (8) the failure of a successor to Dole (in any transaction that constitutes a change of control), to assume in writing Dole’s obligations to the executive under the change of control agreement or any other agreement with the executive, if the same is not assumed by such successor by operation of law.

Other Equity Acceleration

In addition to potential vesting acceleration in connection with a change of control, certain awards of restricted stock granted under the 2009 Stock Plan to each of the Named Executive Officers (other than Mr. Murdock) in connection with our IPO provide for accelerated vesting of all then unvested shares upon a termination of the awardee’s employment by the Company without Cause or by the awardee for Good Reason (each as defined above) at any time, whether or not in connection with a change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2011, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders(1)	4,082,130	$10.41	162,233
Equity compensation plans not approved by security holders	—	—	—
Total	4,082,130	$10.41	162,233

(1)	The 2009 Stock Plan has 6,000,000 shares available for issuance of awards granted thereunder. The 2009 Stock Plan is the only equity compensation plan approved by security holders.

(2)

This amount includes 363,629 unissued shares that are subject to outstanding restricted stock unit and performance share awards (at target) under the 2009 Stock Plan. This amount excludes 1,192,567 shares that have been issued and are outstanding, subject to unvested restricted stock awards under the 2009 Stock Plan; these shares are not (at December 31, 2011) available for issuance under the 2009 Stock Plan, although they are subject to future forfeiture (and potential reissuance) if the vesting requirements are not ultimately met. Awards of 307,730 shares of previously restricted stock have vested and are unrestricted, outstanding shares, and therefore are no longer available for issuance under the 2009 Stock Plan.

(3)	The weighted-average exercise price in column (b) does not take into account the 363,629 shares referred to in note (2), as there is no exercise price associated therewith.

SECURITY OWNERSHIP

The following table, based in part upon information supplied by officers and directors, sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date by (1) each director and nominee for director; (2) each Named Executive Officer; (3) all directors and executive officers (Section 16 Officers) of the Company as a group; and (4) each person known to the Company to beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. Unless noted otherwise, the mailing address for each of the beneficial owners listed below is c/o Dole Food Company, Inc., One Dole Drive, Westlake Village, CA 91362.

Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class(2)
Directors
Elaine L. Chao	7,701		*
Andrew J. Conrad	22,701		*
Sherry Lansing	9,701		*
Justin M. Murdock	0		*
Dennis M. Weinberg	31,675		*
Named Executive Officers
David H. Murdock (also a Director)	51,710,000	(3)	58.1%
David A. DeLorenzo (also a Director)	870,101	(4)	*
C. Michael Carter	196,757	(5)	*
Joseph S. Tesoriero	200,659	(6)	*
All executive officers (Section 16 Officers) and directors as a group (10 persons)	53,102,597		59.4%
Greater than 5% Beneficial Owners
Lord, Abbett & Co. LLC.	4,742,501	(7)	5.3%

(1)

Beneficial ownership is determined in accordance with SEC rules and includes shares owned outright, shares of restricted stock (whether vested or unvested), options to purchase common stock that were exercisable as of the Record Date or that will become exercisable within 60 days of the Record Date, and other forms of indirect ownership. Beneficial ownership does not include stock options that are not exercisable and will not become exercisable within 60 days after the Record Date or performance shares. Except as otherwise indicated below, to our knowledge, all persons have sole voting and investment power with respect to the common stock, except to the extent authority is shared by spouses under applicable law.

(2)	Calculated based on 88,946,386 shares of common stock outstanding as of the Record Date. Unless indicated otherwise, percentage of ownership is less than 1.0%.

(3)

Mr. Murdock beneficially owns these shares either directly through the David H. Murdock Living Trust dated May 28, 1986, as amended (the “Trust”), for which Mr. Murdock is the trustee, or indirectly through Castle & Cooke Holdings, Inc., which is wholly-owned indirectly by Mr. Murdock. Of these shares, 24,000,000 shares have been pledged as collateral pursuant to that certain Collateral Agreement, dated as of October 22, 2009, among Mr. Murdock in his individual capacity and as trustee for the Trust, and U.S. Bank, National Association, for the benefit of the 2009 Dole Food Automatic Common Exchange Security Trust which is filed as Exhibit 99.7 to the Schedule 13D filed with the SEC on November 10, 2009. Mr. Murdock has pledged an additional 19,710,000 shares as collateral to secure his obligations under a term loan facility he uses to support various personal business activities.

(4)	Includes 318,767 options to purchase common stock that are exercisable. No additional options will vest within 60 days after the Record Date.

(5)	Includes 111,112 options to purchase common stock that are exercisable. No additional options will vest within 60 days after the Record Date.

(6)

Includes 89,547 options to purchase common stock that are exercisable. No additional options will vest within 60 days of the Record Date. Also includes an aggregate of 2,250 shares which are held in custodial accounts for Mr. Tesoriero’s children for which he serves as UGMA custodian.

(7)

The information regarding the beneficial ownership of Lord, Abbett & Co. LLC is based on the Schedule 13G filed with the SEC on February 14, 2012. Lord, Abbett & Co. LLC has sole voting power with respect to 4,134,901 of these shares and sole disposition power with respect to 4,742,501 shares. The address for Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

David H. Murdock, the Company’s Chairman of the Board, owns, inter alia, Castle & Cooke, Inc. (“Castle”), a transportation equipment leasing company, a warehouse company and a hotel. During fiscal year 2011, the Company paid Mr. Murdock’s companies an aggregate of approximately $8.7 million, primarily for the rental of truck chassis, generator sets and warehousing services. In addition, the Company paid Mr. Murdock’s companies an aggregate of approximately $0.1 million in fiscal year 2011 for landscape maintenance services. Castle purchased approximately $0.5 million of products from the Company during fiscal year 2011 and paid the Company approximately $0.1 million under a trademark licensing agreement. The Company also paid $0.7 million in fiscal years 2011 in rental payments under a sublease with North Carolina State University, the lessee of the property under a lease with Castle.

The Company and Castle are responsible for 68% and 32%, respectively, of all obligations under an aircraft lease arrangement. Each party is responsible for the direct costs associated with its use of this aircraft; and indirect costs are shared by them based upon each party’s actual percentage of usage for the year. During fiscal year 2011, the Company’s share of the direct and indirect costs for this aircraft was $2.1 million. The Company and Castle also share certain administrative costs principally related to the aircraft, which totaled approximately $1.3 million in 2011, of which the Company’s share was 76.4%.

The Company and Castle previously operated their risk management departments on a joint basis. Insurance procurement and premium costs were based on the relative risks borne by each company as determined by the insurance underwriters. The Company and Castle ceased sharing insurance procurement and premium costs on October 31, 2009 and joint sharing of administrative costs of the risk management department was discontinued on February 1, 2010.

Mr. Murdock is a director and executive officer of the Company and also serves as a director and executive officer of privately held entities that he owns or controls. Scott A. Griswold and Roberta E. Wieman, each a former director and current officer of Dole, and Justin M. Murdock, a director and former officer of Dole, also serve as directors and officers of privately held entities controlled by Mr. Murdock. Total compensation of each of Ms. Wieman and Mr. Griswold is divided between the Company and Castle, based principally on the proportion of time each spent working on the Company’s matters.

During December 2006, Dole entered into a five-year lease with Laboratory Corporation of America, pursuant to which the latter is leasing approximately 1,483 rentable square feet in Dole’s World Headquarters building in Westlake Village, California, at a rental rate of $115,674 per year, subject to annual inflation adjustments. The lease expired in December 2011. Andrew J. Conrad, a director of Dole, is the tenant’s Executive Vice President and Chief Scientific Officer.

Mr. Murdock is party to a registration rights agreement with the Company. Pursuant to this agreement, Mr. Murdock may demand that the Company register shares of common stock held by Mr. Murdock or require that the Company include shares of common stock owned by Mr. Murdock in a registration statement to the extent the Company proposes to register any Company securities under the Securities Act of 1933, as amended, for sale to the public, in each case under certain circumstances and subject to customary restrictions and limitations set forth in the agreement.

Related Party Transactions Policies and Procedures

In addition to the procedures with respect to related party transactions described in “Transactions with Affiliates” below, the Company has adopted a written related person transaction policy, which covers transactions between the Company and its directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that, subject to guidelines adopted by the Audit Committee and other than with respect to certain specified transactions that the Board of Directors has deemed to be pre-approved or ratified, as applicable, any such transaction be considered and approved by the Audit Committee prior to entry into such transaction. In determining whether to approve or ratify a specific transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available to or from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Pursuant to the policy, the Audit Committee has established guidelines for the Company’s management to follow in its ongoing dealings with related persons. The Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related persons to see that they are in compliance with the Company’s guidelines and that the transaction remains appropriate.

None of the transactions described in “Related Party Transactions” above that are long-standing relationships that existed prior to the IPO were approved pursuant this policy as the policy was implemented subsequent to the transactions. However, each transaction was approved by the Board of Directors or the Audit Committee. All transactions described in “Related Party Transactions” above that were entered into subsequent to the IPO and all future transactions of this nature will be approved pursuant to the Company’s written policy now in effect, as required by the specific terms of the policy.

Transactions with Affiliates

The Company’s secured credit facilities and its senior notes and debenture indentures impose substantive and procedural requirements with respect to the entry by the Company and its subsidiaries into transactions with affiliates. The credit facilities generally require that, except as expressly permitted in the credit facilities, all such transactions with affiliates be entered into in the ordinary course of business and on terms and conditions substantially as favorable to the Company as would reasonably be expected to be obtainable at the time in a comparable arms-length transaction with an unaffiliated third party. The indentures generally require that, except as expressly permitted in the indentures, all transactions with affiliates must satisfy the requirements set forth above pursuant to Dole’s credit facilities and, in addition, any transaction or series of related transactions with an affiliate involving aggregate payments with a fair market value in excess of $7.5 million must be approved by a Board of Directors resolution stating that the Board of Directors has determined that the transaction complies with the preceding requirements. Further, if such aggregate payments have a fair market value of more than $20 million, the Board of Directors must, prior to the consummation of the transaction, have obtained a favorable opinion as to the fairness of the transaction to the Company from a financial point of view from an independent financial advisor, and such opinion must be filed with the indenture trustee. In addition, the Company’s legal department and finance department review all transactions with related parties to ensure that they comply with the preceding requirements.

All of the transactions described in “Related Party Transactions” above were approved as and when required pursuant to the requirements of the secured credit facilities and senior notes and debenture indentures outlined above.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and the Company’s executive officers (i.e., the Named Executive Officers) and Chief Accounting Officer (together the “Section 16 Officers), and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. To the Company’s knowledge, based solely on a review of the copies of such filings furnished to the Company and written representations from its Directors and Section 16 Officers, all Section 16(a) filing requirements applicable to the Company’s directors, Section 16 Officers and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended December 31, 2011.

Stockholder Proposals and Nominations for Director

Deadlines to Have Matters Considered at a Meeting.    Under the Company’s Bylaws, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice of the nomination or such other business to the Company’s Corporate Secretary and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the anniversary of the prior year’s meeting, notice must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which the Company makes public announcement of the date of the meeting. For purposes of the 2013 Annual Meeting of Stockholders, assuming it is not moved more than thirty (30) days before or more than seventy (70) days after May 24, 2013, to be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than the close of business on February 11, 2013, nor earlier than the close of business on January 11, 2013. Any such notice must include the applicable information required pursuant to Section 2.10 of the Company’s Bylaws. Nominations or proposals not meeting these requirements will not be entertained at the annual meeting.

Deadlines for Inclusion of Matters in the Company’s Proxy Materials.    Stockholders interested in submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than December 15, 2012. Should the Company move the date of the 2013 Annual Meeting of Stockholders more than 30 days from the one-year anniversary of the Annual Meeting, the Company will revise and publicly disclose this deadline accordingly.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from the stockholder’s broker or the Company that they or the Company will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes the stockholder’s consent. If, at any time, the stockholder no longer wishes to participate in householding and would prefer to receive separate proxy materials, or if the stockholder is receiving multiple copies of the proxy materials and wishes to receive only one, the stockholder should notify the stockholder’s broker if the stockholder’s shares are held in a brokerage account or the Company if the stockholder holds common stock directly. Requests in writing should be addressed to: Dole Food Company, Inc., One Dole Drive, Westlake Village, California, 91362, Attention: Investor Relations.

Annual Report, Financial and Other Information

The Company’s annual audited financial statements and review of operations for fiscal 2011 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The 2011 Form 10-K constitutes the Annual Report to Shareholders for 2011, which is being made available to stockholders along with this Proxy Statement. The Company will furnish without charge a copy of the 2011 Form 10-K (including the financial statements, schedules and a list of exhibits), as well as a copy of any of the documents referenced in this Proxy Statement as being available upon written request, to any person requesting the same in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date. The 2011 Form 10-K may be obtained without charge over the Internet at the Company’s website at www.dole.com or at the SEC’s website at www.sec.gov. The Company will also furnish copies of any exhibits to the 2011 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Dole Food Company, Inc., One Dole Drive, Westlake Village, California, 91362, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter that may properly be acted upon properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

By Resolution of the Board of Directors,

C. Michael Carter

Executive Vice President, General Counsel and

Corporate Secretary

April 13, 2012

APPENDIX A

DOLE FOOD COMPANY, INC.

2009 STOCK INCENTIVE PLAN

(as amended and restated February 23, 2012)

1.	Purpose

The purpose of the Dole Food Company, Inc. 2009 Stock Incentive Plan is to advance the interests of Dole Food Company, Inc. and its Subsidiaries by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Corporation. The Plan provides for the potential grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Units, Incentive Bonuses, Other Stock-Based Awards and Cash-Based Awards, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 24.

(b) “Affiliate” shall have the meaning ascribed in Rule 12b-2 promulgated under the Exchange Act.

(c) “Associate” shall have the meaning ascribed in Rule 12b-2 promulgated under the Exchange Act.

(d) “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 6.

(e) “Award” means an Incentive and Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Share, Performance Unit, Incentive Bonus, Other Stock-Based Award or Cash-Based Award granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(f) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Corporation (or an authorized representative of the Corporation) or certificates, notices or similar instruments as approved by the Administrator.

(g) “Beneficially Owned” shall have the meaning ascribed in Rule 13d-3 under the Exchange Act.

(h) “Beneficiary” means the person, persons, trust or trusts entitled, by will or testament, the laws of descent and distribution or by designation on a beneficiary designation form adopted by the Administrator for such purpose, to receive the benefits specified under this Plan in the event of a Participant’s death.

(i) “Board” means the Board of Directors of the Corporation.

(j) “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Section 13.

(k) “Cause” means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) Dole’s termination of the Participant’s employment with Dole pursuant to a Notice of Termination given within 120 days following Dole becoming aware of the occurrence of any one or more of the following to the extent (in the case of clause (2) or (3) if remediable) not remedied in a reasonable period of time after receipt by the Participant of written notice from Dole specifying such occurrence:

(1) The Participant is convicted of, or plead guilty or nolo contendere to, a felony;

(2) The Participant commits an act of gross misconduct in connection with the performance of the Participant’s duties;

(3) The Participant demonstrates habitual negligence in the performance of the Participant’s duties; or

(4) The Participant commits an act of fraud, misappropriation of funds or embezzlement in connection with the Participant’s employment by Dole.

(l) “Change of Control” (unless otherwise expressly provided in an Award Agreement or another contract, including an employment agreement) shall be deemed to occur if and as of the first day that any one or more of the following conditions are satisfied, whether accomplished directly or indirectly, or in one or a series of related transactions:

(1) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (a) David H. Murdock or (b) following the death of David H. Murdock, the trustee or trustees of a trust created by David H. Murdock, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(2) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless the individual’s initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened tender offer, solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) a reorganization, merger, consolidation, recapitalization, tender offer, exchange offer or other extraordinary transaction involving Dole (a “Fundamental Transaction”) becomes effective or is consummated, unless: (i) more than 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity (“Parent”) which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) (“Resulting Entity”) are, or are to be, Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Corporation immediately prior to such Fundamental Transaction (excluding, for such purposes, any Person who is or, within two years prior to the consummation date of such Fundamental Transaction, was, an Affiliate or Associate (other than an Affiliate of Dole Food Company, Inc. immediately prior to such consummation date) of a party to the Fundamental Transaction) in substantially the same proportions as their Beneficial Ownership, immediately prior to such Fundamental Transaction, of the outstanding voting securities of the Corporation and (ii) more than half of the members of the board of directors or similar body of the Resulting Entity (or its parent) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Fundamental Transaction;

(4) A sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of the Corporation’s business and/or assets (an “Asset Sale”) is consummated, unless, immediately following such consummation, all of the requirements of clauses (3)(i) and (3)(ii) of this definition of Change of Control are satisfied, both with respect to the Corporation and with respect to the entity to which such business and/or assets have been sold, transferred or otherwise disposed of or its parent (a “Transferee Entity”); or

(5) Any other significant corporate transaction determined by the Board or the Committee to be a change of control for purposes of the Plan.

The consummation or effectiveness of a Fundamental Transaction or an Asset Sale shall be deemed not to constitute a Change of Control if more than 50% of the outstanding voting securities of the Resulting Entity or the Transferee Entity, as appropriate, are, or are to be, Beneficially Owned by David H. Murdock. For the avoidance of doubt, the consummation of the Initial Public Offering shall not be considered a Change of Control or Fundamental Transaction for any purpose under this Plan or any Award.

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(n) “Committee” means the Corporate Compensation and Benefits Committee of the Board.

(o) “Common Stock” means the Corporation’s common stock, par value $0.001, subject to adjustment as provided in Section 17.

(p) “Corporation” means Dole Food Company, Inc., a Delaware corporation, and its successors. For purposes of this definition of Corporation, after the consummation of a Fundamental Transaction or an Asset Sale, the term “successor” shall include, without limitation, the Resulting Entity or Transferee Entity, respectively.

(q) “Covered Employee” means any salaried Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Administrator within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(r) “Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Administrator on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

(s) “Director” means any individual who is a member of the Board of Directors of the Corporation.

(t) “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, shall mean a Participant’s absence from, or inability to perform duties for, Dole on a full-time basis for 90 consecutive business days or 120 business days in any period of 180 business days as a result of mental or physical illness or injury that is total and permanent, as determined by a physician selected by the Corporation or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld or delayed unreasonably) and that is not susceptible to reasonable accommodation.

(u) “Dividend Equivalent” means an amount, calculated with respect to a Full Value Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Administrator) of any non-cash dividend, paid by the Corporation on Shares.

(v) “Dividend Equivalent Right” means the right to receive a Dividend Equivalent.

(w) “Dole” means the Corporation and/or its Subsidiaries.

(x) “Effective Date” means the date the Plan becomes effective pursuant to Section 4.

(y) “Eligible Individual” means an individual who is an Employee, Director and/or Third Party Service Provider, as described in Section 3.

(z) “Employee” means any individual designated as an employee of Dole on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by Dole as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than Dole, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of Dole during such period.

(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(bb) “Fair Market Value” means, as of any given date, a price that is based on the opening, closing, actual, high, low, or average sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ, in any case, as reported in such source as the Administrator shall select. Unless the Administrator determines otherwise, Fair Market Value shall be equal to the closing sales price of a Share on any given date, in accordance with the prior sentence. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

(cc) “Full Value Award” means an Award other than an Option or Stock Appreciation Right and that is settled by the issuance of Shares.

(dd) “Good Reason” means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) a Participant’s resignation of employment with Dole within 120 days following the occurrence of one or more of the following, to the extent not remedied in a reasonable period of time after receipt by Dole of written notice from the Participant specifying such occurrence, without the Participant’s express written consent:

(1) Whether direct or indirect, a significant diminution of the Participant’s authority, duties, responsibilities or status inconsistent with and below those held, exercised and assigned in the ordinary course during the 90 day period immediately preceding the Change of Control, excluding any such significant diminution that (i) begins prior, and ends on or prior, to the date on which a Fundamental Transaction or Asset Sale becomes effective or is consummated that constitutes a Change of Control, and (ii) results from the affirmative and negative pre-closing operating covenants applicable to Dole contained in the definitive transaction agreements providing for such Fundamental Transaction or Asset Sale;

(2) The assignment to the Participant of duties that are inconsistent (in any significant respect) with, or that impair (in any significant respect) the Participant’s ability to perform, the duties customarily assigned to an individual holding the position the Participant held immediately prior to the Change of Control in a corporation of the size and nature of the Corporation, or, if the Participant was employed prior to termination by a Subsidiary or business unit of the Corporation, in a subsidiary or business unit of the size and nature of the Subsidiary or business unit of the Corporation in which the Participant was employed;

(3) Relocation of the Participant’s primary office more than 35 miles from the Participant’s current office at the time of the Change of Control;

(4) Any material breach by the Corporation of any employment or other agreement between the Corporation and the Participant;

(5) Any reduction in the Participant’s base salary below the Participant’s base salary in effect immediately prior to the Change of Control (or if the Participant’s base salary was reduced within 180 days before the Change of Control, the base salary in effect immediately prior to such reduction);

(6) The failure of Dole or any successor to continue in effect any equity-based or non-equity based incentive compensation plan (whether annual or long-term) in effect immediately prior to the Change of Control, or a non de minimis reduction, in the aggregate, in the Participant’s participation in any such plans (based upon (x) in the case of equity based plans, the average grant date fair value of the Participant’s awards under such plans over the three years preceding the Change of Control (or such lesser period following the Initial Public Offering that the Participant was employed by Dole or any successor) or (y) in the case of non-equity based plans, the Participant’s target award under such plans for the performance period in which the Change of Control occurs), unless the Participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value; provided that a reduction in the aggregate value of the Participant’s participation in any such plans of not more than 5% in connection with across-the-board reductions or modifications affecting all similarly situated Participants of comparable rank in Dole or a combined organization shall not constitute Good Reason (all determinations under this clause (6) shall be made in good faith by the corporate compensation and benefits committee of the board of directors of Dole or any successor, and such determinations shall be final and binding); or

(7) Any reduction in the aggregate value of benefits provided to the Participant, as in effect at the time of the Change of Control; provided that a reduction in the aggregate value of benefits of not more than 5% in connection with across-the-board reductions or modifications affecting all similarly situated Participants of comparable rank in Dole or a combined organization shall not constitute Good Reason. All determinations under this clause (7) shall be made in good faith by the corporate compensation and benefits committee of the board of directors of Dole or any successor, and such determinations shall be final and binding. As used herein, “benefits” shall include all deferred compensation, retirement, pension, health, medical, dental, disability, insurance, automobile, and similar benefits.

(ee) “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

(ff) “Incentive Bonus” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(gg) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(hh) “Initial Public Offering” means the transactions leading up to, and including, the Corporation’s initial public offering of its Common Stock in October 2009.

(ii) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an Employee.

(jj) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(kk) “Notice of Termination” means a written notice that (1) indicates the specific termination provision in the Plan relied upon, and (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.

(ll) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

(mm) “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 13.

(nn) “Participant” means any Eligible Individual to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(oo) “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(pp) “Performance Measures” means measures as described in Section 14.

(qq) “Performance Period” means the period of time during which performance goals must be met in order to determine the extent of payout and/or vesting with respect to an Award.

(rr) “Performance Share” means a grant pursuant to Section 11 of a contractual right to receive a number of Shares based on the achievement of specified performance goals (or the extent of such achievement) or, if provided by the Administrator on or after the grant date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Administrator or in accordance with the Plan.

(ss) “Performance Unit” means a grant pursuant to Section 11 of a contractual right to receive a cash-denominated award based on the achievement of specified performance goals (or the extent of such achievement), payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Administrator or in accordance with the Plan.

(tt) “Plan” means the Dole Food Company, Inc. 2009 Stock Incentive Plan as set forth herein and as amended from time to time.

(uu) “Plan Year” means a fiscal year of the Corporation.

(vv) “Restricted Stock” means Shares granted pursuant to Section 9 of the Plan.

(ww) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(xx) “Restriction Period” means the period when Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Administrator, in its discretion).

(yy) “Retirement” means retirement from active employment or service with Dole either (1) at or after age 65 or (2) at or after age 55 with at least 5 years of full-time employment or service with Dole.

(zz) “Share” means a share of the Common Stock, subject to adjustment as provided in Section 17.

(aaa) “Stock Appreciation Right” means a right granted pursuant to Section 8 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(bbb) “Subsidiary” means any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Corporation has a significant ownership interest or that is directly or indirectly controlled by the Corporation.

(ccc) “Termination of Employment” means ceasing to serve as an Employee or, with respect to a Nonemployee Director or Third Party Service Provider, ceasing to serve as such for Dole, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 7(c), that an approved leave of absence or approved employment on a less than full-time basis shall be considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture, corporation or other entity that does not meet the requirements of being itself a Subsidiary but in which the Corporation or a Subsidiary is a partner, joint venturer, shareholder or other equity holder, is not considered a Termination of Employment, (iii) service as a member of the Board or Third Party Service Provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an Employee and (iv) service as an Employee shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or Third Party Service Provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a Dole division or Subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

(ddd) “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to Dole that (a) are not in connection with the offer and sale of the Corporation’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Corporation’s securities.

3.	Eligibility

Any person who is a current or prospective officer or other employee of the Corporation or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and Third Party Service Providers shall be eligible for the grant of Awards hereunder as determined by the Administrator.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board and approved by the Corporation’s stockholders by written consent in accordance with the laws of the State of Delaware as of October 8, 2009 (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Corporation arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits.    The aggregate number of Shares issuable pursuant to all Awards shall not exceed 13,000,000. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 13,000,000, which number shall be calculated and adjusted pursuant to Section 17 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(b) Adjustment.    The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 17. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Corporation, including shares purchased in the open market.

(c) Issuance of Shares.    For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained or withheld by the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

6.	Annual Award Limits

The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 5 and/or 17, shall apply to grants of such Awards under this Plan:

(a) Options:    The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 750,000.

(b) Stock Appreciation Rights:    The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 750,000.

(c) Restricted Stock or Restricted Stock Units:    The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 250,000.

(d) Deferred Stock Units:    The maximum aggregate grant with respect to Awards of Deferred Stock Units in any one Plan Year to any one Participant shall be 250,000.

(e) Performance Shares or Performance Units:    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Plan Year shall be the greater of 500,000 Shares, or the value (determined as of the date of vesting or payout, as applicable) of 500,000 Shares,

(f) Incentive Bonus Awards.    The maximum aggregate amount awarded or credited to a Participant in any one Plan Year with respect to an Incentive Bonus Award may not exceed $5,000,000.

(g) Cash-Based Awards:    The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of $5,000,000 or the value of 250,000 Shares, determined as of the date of vesting or payout, as applicable.

(h) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards in any one Plan Year to any one Participant shall be 250,000 Shares.

7.	Options

(a) Option Awards.    Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to an Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.    The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a corporate transaction in which Dole acquires an entity (regardless, in the case of a merger, of whether Dole is the surviving entity) as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such corporate transaction. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c) Provisions Applicable to Options.    The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence is not a Termination of Employment, the vesting period and/or exercisability of an Option may be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on a leave of absence or is employed on a less than full-time basis. The Administrator shall establish the term of each Option, which in no case (regardless of actions taken pursuant to the immediately preceding sentence) shall exceed a period of ten (10) years from the date of grant.

(d) Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation (a “10% Stockholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Corporation or any Subsidiary. If the requirements for an Option to qualify for incentive stock option tax treatment are changed, this Section 7(d) shall be deemed to be automatically amended to reflect such requirements.

(e) Effect of Termination of Employment.    Except as may be otherwise specified by the Administrator in an Award Agreement for an Option, unless an Option earlier expires upon the expiration date established pursuant to Section 7(c), upon a Termination of Employment (i) any portion of the Option that is not exercisable at the time of such Termination of Employment shall be forfeited and canceled as of the date of such Termination of Employment and (ii) a Participant’s (or his or her Beneficiary’s) rights to exercise any portion of the Option that is exercisable at the time of such Termination of Employment shall be only as follows, in each case, unless otherwise expressly provided in the Award Agreement or in another contract, including a Change of Control or other agreement:

(1) Death.    If a Participant incurs a Termination of Employment by reason of death, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant’s Beneficiary for a period of twelve months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

(2) Retirement, Disability.    If a Participant incurs a Termination of Employment by reason of Retirement or Disability, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of twelve months from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

(3) Cause.    If a Participant incurs a Termination of Employment by reason of a termination by Dole for Cause, any unexercisable Option shall be immediately forfeited and canceled as of the date of such Termination of Employment, and any exercisable Option shall be forfeited and cancelled on the 90th day following the date of such Termination of Employment if it has not by then been exercised.

(4) Termination for Reasons other than Death, Retirement, Disability or Cause.    If a Participant incurs a Termination of Employment for any reason other than death, Retirement, Disability or for Cause, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of three months from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

8.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 7 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

9.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to the issuance of Shares and/or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.    Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such

Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Corporation, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include performance criteria.

(d) Discretionary Adjustments and Limits.    Subject to the limits imposed for Awards that are intended to qualify as Performance-Based Compensation, notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e) Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restriction Period. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Corporation’s stock ledger.

(f) Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any cash dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or Dividend Equivalents only to the extent provided by the Administrator.

(g) Effect of Termination of Employment.    Upon a Participant’s Termination of Employment for any reason (including by reason of death, Retirement or Disability), any then unvested Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment, unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement.

10.	Deferred Stock Units

(a) In General.    Deferred Stock Units may be granted to Eligible Individuals at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. In addition, on fixed dates established by the Administrator and subject to such terms and conditions as the Administrator shall determine, the Administrator may permit a Participant to elect to defer receipt of all or a portion of his annual compensation, annual incentive bonus and/or long-term compensation (other than Options or Stock Appreciation Rights) (“Deferred Annual Amount”) payable by Dole and receive in lieu thereof an Award of elective Deferred Stock Units equal to the number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus (“Elective Deferred Stock Units”). Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Deferred Stock Unit pertains, and such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Corporation shall establish a notional account for the Participant and will record in such account the number of Shares underlying the Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Stock Units is granted.

(b) Rights as a Stockholder.    The Administrator shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred

Stock Units. Unless otherwise provided by the Administrator at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock Units on the payment date established for the related dividend or distribution in an amount equal to the number obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one Share on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in Shares or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions, if any, as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Corporation’s stockholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

(c) Vesting.    Unless the Administrator provides otherwise at or after the Grant Date, each Award of Deferred Stock Units (other than Elective Deferred Stock Units), together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period that shall lapse based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Administrator shall determine, either at or after the grant date. Notwithstanding the immediately preceding sentence, the Board may accelerate the lapse of the Restriction Period of any Deferred Stock Units at or after the Grant Date. The portion of each Award of Deferred Stock Units that consists of Elective Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times.

(d) Settlement.    Unless the Administrator determines otherwise at or after the Grant Date, the Corporation shall issue the Shares underlying any of a Participant’s Deferred Stock Units (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s Termination of Employment or termination of service to Dole, other than a Termination of Employment for Cause, as soon as administratively practicable, but not later than 30 days, following the date of such Termination of Employment or service (or on such earlier date as the Administrator shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Administrator). In the event of the Termination of Employment of a Participant for Cause, the Participant shall immediately forfeit all rights with respect to any shares of Deferred Stock Units (and related Dividend Equivalents), other than Elective Deferred Stock Units (and related Dividend Equivalents), credited to his or her account, whether or not the Restriction Period shall have then lapsed. The Corporation shall issue the Shares underlying any of a Participant’s Elective Deferred Stock Units (and related Dividend Equivalents) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than 30 days, following the date of such Participant’s Termination of Employment or service (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Administrator). The Administrator may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing Shares in settlement of any Deferred Stock Units, the Administrator may direct the Corporation to pay to the Participant the Fair Market Value of the Shares corresponding to such Deferred Stock Units in cash. Notwithstanding the foregoing, the terms of a Change of Control agreement with the Corporation to which the Participant is a party, if applicable, shall control the settlement of Deferred Stock Units to the extent, if any, that such terms are more favorable to the Participant than those contained in this Section 10.

11.	Performance Shares and Performance Units

(a) Grant of Performance Shares and Performance Units.    Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Performance Shares and/or Performance Units to Eligible Individuals in such amounts and upon such terms as the Administrator shall determine.

(b) Performance Goals.    The Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares and/or Performance Units that will be paid out to the Participant.

(c) Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares and/or Performance Units shall be entitled to receive payout on the number and/or value of Performance Shares and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(d) Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares and/or Performance Units shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Administrator, in its sole discretion, may pay earned Performance Shares and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares and/or Performance Units at the close of the applicable Performance Period. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e) Effect of Termination of Employment.    Upon a Participant’s Termination of Employment for any reason (including by reason of death, Retirement or Disability), any then unvested Performance Shares or Performance Units held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment, unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement.

12.	Incentive Bonuses

(a) General.    Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a Performance Period established by the Administrator. Nothing in this Plan shall be construed as creating any limitations on Dole’s ability to adopt such other incentive arrangements as either may deem desirable, including without limitation, annual and/or long-term cash-based incentive compensation plans.

(b) Incentive Bonus Document.    The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, which criteria may be based on financial performance and/or personal performance evaluations, (iii) the term of the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(c) Performance Criteria.    The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for Performance-Based Compensation.

(d) Form of Payment.    Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f) Subplans.    Incentive Bonuses Awards may be pursuant to one or more subplans.

(g) Effect of Termination of Employment.    Upon a Participant’s Termination of Employment for any reason (including by reason of death, Retirement or Disability), the Participant shall receive payment in respect of any Incentive Bonuses only to the extent specified by the Administrator, unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement.

13.	Cash-Based Awards and Other Stock-Based Awards

(a) Grant of Cash-Based Awards.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Cash-Based Awards to Eligible Individual(s) in such amounts and upon such terms as the Administrator may determine.

(b) Other Stock-Based Awards.    The Administrator may grant to Eligible Individuals other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Administrator shall determine. Such Awards may involve the transfer of Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(c) Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Administrator. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the value and/or number of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

(d) Payment of Cash-Based Awards and Other Stock-Based Awards.    Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines. The Corporation may pay earned Cash-Based Awards and Other Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Award at the close of the applicable Performance Period, if any, the date the Award vests (unless a valid deferral election has been made), or the date payment was otherwise scheduled to be made.

14.	Performance Measures

(a) General.    The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

i)	Net earnings or net income (before or after taxes);

ii)	Earnings per share;

iii)	Net sales or revenue growth;

iv)	Revenue or sales;

v)	Net operating profit;

vi)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

vii)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

viii)	Earnings before or after taxes, interest, depreciation, and/or amortization;

ix)	Gross or operating margins;

x)	Productivity ratios;

xi)	Share price (including, but not limited to, growth measures and total shareholder return);

xii)	Expense or expense reduction targets;

xiii)	Debt or debt reduction targets;

xiv)	Ratio of debt to a measure of earnings or cash flow;

xv)	Interest coverage ratio

xvi)	Operating efficiency;

xvii)	Market share;

xviii)	Customer satisfaction;

xix)	Working capital targets and change in working capital;

xx)	Enterprise value or market capitalization targets or growth targets; and

xxi)	Economic value added or EVA® (net operating profit after tax minus the product of capital times the weighted average cost of capital).

Any Performance Measure(s) may be used to measure the performance Dole as a whole or any business unit of Dole or any combination thereof, as the Administrator may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Administrator, in its sole discretion, deems appropriate, or the Administrator may select Performance Measure (xi) above as compared to various stock market indices.

(b) Evaluation of Performance.    The Administrator may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization or restructuring programs, (v) extraordinary nonrecurring items as described in FASB ASC Topic 225, Income Statement, Subtopic 20, Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses; (viii) unrealized or realized gains or losses on derivatives. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c) Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Administrator determines.

(d) Administrator Discretion.    In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Section 14.

15.	Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator.

16.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

17.	Adjustment of and Changes in the Stock; Certain Transactions; Change of Control

(a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 5(a) and 5(c) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event: (1) the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation; or (2) any other corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, in either case (1) or case (2), the authorization limits under Sections 5(a) and 5(c) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 17(a) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 17. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Corporation shall notify Participants holding Awards subject to any adjustments pursuant to this Section 17(a) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(b) Unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement, in the event of a Change of Control in which the acquiring or surviving company in the Change of Control transaction assumes upon, and maintains immediately following, the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Administrator prior to the Change of Control), if the Participant incurs a Termination of Employment by the Corporation (or the acquiring or surviving company, as applicable) without Cause or by the Participant for Good Reason within twenty four months following the Change of Control, then the Awards held by the Participant at the time of such Termination of Employment shall be treated as follows: (i) in the case of an Option or Stock Appreciation Right, the Award shall become fully vested and the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (ii) in the case of an Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the Administrator, (iii) in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards, the Award shall become fully vested and shall be settled in full, and (iv) in the case of Performance Shares or Performance Units, (A) for which any Performance Period is in progress, the Performance Period shall end immediately prior to the Change of Control, (B) all Participants granted and then holding such Awards will be deemed to have earned an amount equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the Administrator.

(c) Unless otherwise expressly provided in the Award Agreement or another contract, including a Change of Control or other agreement, in the event of a Change of Control in which the acquiring or surviving company in the Change of Control transaction does not assume or continue outstanding Awards in connection with the Change of Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change of Control: (i) in the case of an Option or Stock Appreciation Right, the Award shall become fully vested and the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (ii) in the case of an Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the Administrator, (iii) in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards, the Award shall become fully vested and shall be settled in full, and (iv) in the case of Performance Shares or Performance Units, (A) for which any Performance Period is in progress, the Performance Period shall end immediately prior to the Change of Control, (B) all Participants granted and then holding such Awards will be deemed to have earned an amount equal to the target amount payable or, if greater, a payment based on actual performance through a date determined by the Administrator.

(d) In addition to the above, in connection with a Change of Control, the Administrator may provide for the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Common Stock in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof.

18.	Transferability

No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or testament or the laws of descent and distribution, and, during his or her lifetime, each Option or Stock Appreciation Right shall be exercisable only by the Participant; provided that the designation of a Beneficiary shall not constitute a sale, transfer, pledge, assignment, alienation or hypothecation of an Award. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment, performance or service shall continue to be determined with reference to the Grantee’s employment, performance or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 18, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or testament or the laws of descent and distribution. Any attempted sale, transfer, pledge, assignment, alienation or hypothecation of an Award by a Participant in violation of this Section 18 shall be null and void and shall result in forfeiture of such Award.

19.	Substitution Awards

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become a Subsidiary of the Corporation as the result of a merger or consolidation of Dole with another corporation, or the acquisition by Dole of substantially all the assets of another corporation, or the acquisition by Doleof at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted.

20.	Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed any act constituting Cause for termination of employment, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option or Stock Appreciation Right, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether such an act has been committed.

If there is an involuntary Termination of Employment for Cause of such Participant, then except as otherwise provided in this Plan, in another agreement to which the Corporation and the Participant are parties, including a Change of Control or other agreement, or by the Administrator, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right, vest in or have the restrictions on an unvested Award lapse, or otherwise receive payment of an unvested Award, (b) the Participant will forfeit all outstanding unvested Awards and (c) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Corporation any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

21.	Dividend Equivalents

Any Participant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Full Value Award , to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, if any Award for which Dividend Equivalents have been granted has its vesting or grant dependent upon the achievement of one or more Performance Measures (or such other performance-based vesting criteria), then the Dividend Equivalents shall accrue and only be paid to the extent the Award becomes vested. Under no circumstances may Dividend Equivalents be granted for any Option or Stock Appreciation Right.

22.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Corporation and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Corporation has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan (provided that such change does not change the material substance of this Plan) or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Corporation’s obligations with respect to tax equalization for Participants employed outside their home country.

23.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Corporation, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten (10) days of filing such election with the Internal Revenue Service, the Participant must notify the Corporation in writing of such election. The Corporation and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. To the extent Shares are withheld to satisfy any such tax obligation, the Corporation shall withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

24.	Administration of the Plan

(a) Administrator of the Plan.    The Plan shall be administered by the Administrator who shall be the Committee or, in the absence of a corporate compensation and benefits committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Committee may by resolution authorize one or more officers of the Corporation to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Committee hereby designates the Corporate Secretary of the Corporation and the head of the Corporation’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Corporation. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Corporation by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 17; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation; (viii) to approve corrections in the documentation or administration of any Award; (ix) to reduce the exercise price of any Option or Stock Appreciation Right to the Fair Market Value of the Shares at the time of the reduction if the Fair Market Value of the Shares covered by that Option or Stock Appreciation Right has declined since the date it was granted, either directly or through cancellation and regrant of the Option or Stock Appreciation Right; (x) to exchange Options and Stock Appreciation Rights for other Awards; (xi) to cause the Corporation to purchase outstanding Options and Stock Appreciation Rights for cash or other consideration; (xii) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (xiii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to Dole and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

(c) Determinations by the Administrator.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Corporation issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

25.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 17, no such amendment shall, without the approval of the stockholders of the Corporation:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 7(b);

(c) change the class of persons eligible to be Participants; or

(d) otherwise amend the Plan in any manner requiring stockholder approval by law or under stock exchange listing requirements.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made that would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Corporation, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

26.	No Liability of Corporation

The Corporation and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

27.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

28.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of Dole to terminate any Participant’s employment, service on the Board or service for Dole at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with Dole. Subject to Sections 4 and 25, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of Dole.

29.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Administrator or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.

30.	Code Section 409A

It is intended that any Incentive and Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “Deferrals of Compensation” within the meaning of Code Section 409A and, as a result, shall not be subject to the requirements of Code Section 409A. It is further intended that any Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Units, Incentive Bonuses and Other Stock-Based Awards or Cash Awards issued pursuant to this Plan and any Award Agreement (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Code Section 409A(a)(1). The Plan is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan or any Award Agreement shall be administered in accordance with the requirements of Code Section 409A, with respect to amounts that are subject to such requirements, or that the Plan or any Award Agreement shall be administered in a manner that avoids the application of Code Section 409A, with respect to amounts that are not subject to such requirements.

31.	Required Delay in Payment on Account of a Separation from Service

Notwithstanding any other provision in this Plan or any Award Agreement, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Code Section 409A), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations Section 1.409A-3(i)(2)(ii).

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò   Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors:	01 David A. DeLorenzo	☐	Vote FOR		☐	Vote WITHHELD
	02 David H. Murdock		all nominees			from all nominees
	03 Dennis M. Weinberg		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the Appointment of Deloitte & Touche LLP as Dole’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 29, 2012			☐ For	☐	Against	☐	Abstain

3. Approval of Dole’s 2009 Stock Incentive Plan, as Amended and Restated			☐ For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐			Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

DOLE FOOD COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2012

1:00 P.M., Pacific Daylight Time

Dole Food Company, Inc. World Headquarters

One Dole Drive

Westlake Village, California 91362

Dole Food Company, Inc.
One Dole Drive
Westlake Village, California 91362	Proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2012.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the Proxy will be voted “FOR” Items 1, 2 and 3.

By signing the Proxy, you revoke all prior proxies and appoint David H. Murdock, David A. DeLorenzo and C. Michael Carter, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.